Exhibit 10.2
Execution Form

SECOND LIEN CREDIT AGREEMENT
Dated as of March 27, 2007
among
CONCHO RESOURCES INC.,
as the Borrower,
BANK OF AMERICA, N.A.,
as Administrative Agent,
And
The Other Lenders Party Hereto
BANC OF AMERICA SECURITIES LLC,
as
Sole Lead Arranger and Sole Book Manager

SECOND LIEN CREDIT AGREEMENT
     This SECOND LIEN CREDIT AGREEMENT (“Agreement”) is entered into as of March 27, 2007, among CONCHO RESOURCES INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.
     A. The Borrower and its Restricted Subsidiaries are engaged directly in the acquisition, exploration, production and development of oil and gas properties.
     B. In order to provide for the refinancing of certain Indebtedness of the Borrower or certain of its Subsidiaries, for general corporate purposes (including working capital), and other purposes related to the exploration, production and development of oil and gas properties, the Borrower has heretofore entered into that certain first lien Credit Agreement among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, letter of credit issuing bank and swing line lender, Bank of America, N.A. as syndication agent, Wachovia Bank, National Association and BNP Paribas, as documentation agents, and the lenders party thereto (as amended from time to time, the “First Lien Credit Agreement”).
     C. The Borrower now desires to obtain commitments from the Lenders pursuant to which term loans may be made hereunder to the Borrower from the Lenders on the Closing Date, the proceeds of which will be used to refinance existing Indebtedness of the Borrower (including Indebtedness outstanding under the First Lien Credit Agreement and existing second lien term loans outstanding under that certain Second Lien Credit Agreement dated as of July 6, 2006, among Borrower, Bank of America, N.A., as administrative agent and the lenders party thereto), for general corporate purposes (including working capital), and other purposes related to the exploration, production and development of oil and gas properties.
     D. The Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article IV), to make such term loans.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     “Administrative Agent” means Bank of America, N.A., in its capacity as contractual representative of the Lenders hereunder pursuant to Article IX and not in its individual capacity as a Lender, and any successor agent appointed pursuant to Article IX.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Aggregate Commitment” means the aggregate amount of the Commitments of all of the Lenders.
     “Agreement” means this Second Lien Credit Agreement, dated as of March 27, 2007, as it may be amended, supplemented or otherwise modified from time to time.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
     “Annual Engineering Report” means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.01(c).
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate outstanding principal amount of all of the Loans of the Lenders (or, if no Loans are then outstanding, the Aggregate Commitment) represented by the aggregate outstanding principal amount of the Loans (or, if not Loans are then outstanding, the Commitment) of such Lender.
     “Applicable Rate” means (x) for any day prior to the sooner to occur of the IPO Date and the first anniversary of the Closing Date, with respect to any ABR Loan, 2.25% per annum, and with respect to any Eurodollar Loan, 3.75% per annum, and (y) for any day on or after the sooner to occur of the IPO Date and the first anniversary of the Closing Date, with respect to any ABR Loan, 2.75% per annum, and with respect to any Eurodollar Loan, 4.25% per annum.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     “Asset Coverage Ratio” means, on any date, the ratio of the Present Value on such date to Consolidated Funded Indebtedness on such date.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
     “Borrowing Base Properties” means, at any time, the properties and reserves (which properties and reserves shall be free of any Liens other than Liens permitted under Section 7.01) of Borrower and its Restricted Subsidiaries that were evaluated in the most recent Engineering Report delivered to the Administrative Agent pursuant to this Agreement.
     “Borrowing Request” means the request by the Borrower for the initial Borrowing in accordance with Section 2.03.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the states of New York, Massachusetts or Texas and, if such day relates to any Eurodollar Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
     “Caza” means Caza Energy LLC, a New Mexico limited liability company.
     “Change in Control” means, (i) prior to the IPO Date:
(a)	the failure of the Control Group, collectively, to own at least 50.1% of the Equity Interests of the Borrower on a fully diluted basis;

(b)	the failure of the Borrower to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests of COG Oil & Gas, COG GP and COG LP; or

(c)	the failure of the Borrower to own, directly or indirectly, at least 95% of the issued and outstanding Equity Interests of Concho Holdings; and
     (ii) at any time after the IPO Date:

(a)	the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the IPO Date) other than the Control Group, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or

(b)	occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by persons who were neither (1) nominated by the Board of Directors of the Borrower nor (2) appointed by directors so nominated; or

(c)	the failure of the Borrower to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests of COG GP (and any other general partner in COG Oil & Gas) and COG LP.
     “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b)), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Charges” has the meaning specified in Section 10.09.
     “Chase” means Chase Oil Corporation, a New Mexico corporation.
     “Chase Group” means Chase, Caza, Robert C. Chase, Richard L. Chase, or Gerene Dianne Chase Crouch, any lineal descendant of Robert C. Chase, Richard L. Chase or Gerene Dianne Chase Crouch, any spouse of any of the foregoing natural persons, or any trust solely for the benefit of any spouse or lineal descendant of any such natural persons.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “COG GP” means COG Operating LLC, a Delaware limited liability company.
     “COG LP” means Concho LP LLC, a Delaware limited liability company.
     “COG Oil & Gas” means COG Oil & Gas LP, a Texas limited partnership.
     “COG Realty” means COG Realty LLC, a Texas limited liability company.

     “Commitment” means as to each Lender, its obligation to make a Loan to the Borrower on the Closing Date pursuant to Section 2.01 in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit B.
     “Concho Energy Services” means Concho Energy Services LLC, a Texas limited liability company.
     “Concho Holdings” means Concho Equity Holdings Corp., a Delaware corporation.
     “Consolidated Current Assets” means, as of any date of determination, the current assets of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, plus, to the extent not already included therein, all unused commitments as of such date; provided that for purposes of this definition, current assets shall exclude non-cash assets required to be included in consolidated current assets of the Borrower and its Restricted Subsidiaries as a result of the application of Financial Accounting Standard Board Statements 133 or 143.
     “Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, minus, to the extent included therein, the current portion of long-term Indebtedness outstanding under this Agreement; provided that for purposes of this definition, current liabilities shall exclude non-cash liabilities required to be included in consolidated current liabilities of the Borrower and its Restricted Subsidiaries as a result of the application of Financial Accounting Standard Board Statements 133 or 143, but shall expressly include any unpaid liabilities for cash charges or payments that have been incurred as a result of the termination of any Swap Contract.
     “Consolidated EBITDAX” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, and local income and franchise taxes payable by the Borrower and its Restricted Subsidiaries for such period, (iii) depletion, depreciation, amortization and exploration expense and (iv) other expenses of the Borrower and its Restricted Subsidiaries reducing such Consolidated Net Income that do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state and local income tax credits of the Borrower and its Restricted Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.
     “Consolidated Funded Indebtedness” means, as of any date and without duplication, all Indebtedness of the Borrower and its Restricted Subsidiaries other than Indebtedness of the type described in clause (e) and (f) of the definition of Indebtedness.
     “Consolidated Interest Charges” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
     “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis as of such date to (b) Consolidated EBITDAX for the period of the four fiscal quarters most recently ended.
     “Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses and the net income of any Person (other than the Borrower or a Restricted Subsidiary) for that period, except to the extent of the amount of dividends and distributions actually received by the Borrower or a Restricted Subsidiary), provided that the calculation of Consolidated Net Income shall exclude any non-cash charges or losses and any non-cash income or gains, in each case required to be included in net income of the Borrower and its Subsidiaries as a result of the application of Financial Accounting Standard Board Statements 123R, 133 or 143, but shall expressly include any cash charges or payments that have been incurred as a result of the termination of any Swap Contract.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Control Group” means, collectively, the Chase Group, Yorktown, Steven L. Beal, Timothy A. Leach and the Permitted Family Partnerships.
     “Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Restricted Subsidiary pursuant to Section 6.12.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Designated Engineer” means, at any time, one or more of any of (a) Williamson Petroleum Consultants, Inc., (b) Cawley Gillespie & Associates, Inc., (c) Netherland, Sewell & Associates, Inc., (d) Ryder Scott Company, (e) Gruy Engineering Corporation or (f) any other petroleum engineer selected by the Borrower and reasonably acceptable to the Administrative Agent.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Disqualified Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, is or becomes mandatorily redeemable in cash, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided, that any Equity Interest that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the rights to require the issuer of such Equity Interest to repurchase or redeem such Equity Interest upon the occurrence of (x) an “asset sale” or a “change of control” that also results in a Change in Control shall not constitute Disqualified Stock or (y) a “default” or an “event of default” shall not constitute Disqualified Stock; provided further, that in each case with respect to the foregoing clauses (x) and (y), the obligations of the Borrower to repurchase or redeem such Equity Interest is required only if permitted under the terms of this Agreement or with the consent of the Required Lenders or such obligations are subordinated to the Obligations on terms and conditions reasonably satisfactory to the Required Lenders.
     “Dollar” and “$” mean lawful money of the United States.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
     “Engineered Value” means the most recent value attributed to the Borrowing Base Properties based upon the discounted present value of the estimated net cash flow to be realized from the production of hydrocarbons from the Borrowing Base Properties as set forth in the most recent Engineering Report.

     “Engineering Report” means an Annual Engineering Report or an Interim Engineering Report or both as the context may require.
     “Environmental Laws” means any federal, state, or local statute, or rule or regulation promulgated thereunder, any judicial or administrative order or judgment to which the Borrower or any of its Subsidiaries is a party or which are applicable to the Borrower or any of its Subsidiaries or its or their respective properties (whether or not by consent), and any provision or condition of any permit, license or other governmental operating authorization, relating to protection of the environment, persons or the public welfare from actual or potential exposure or the effects of exposure to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic or hazardous substance or waste.
     “Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “Equity Issuance” means any issuance or sale by the Borrower or any of its Restricted Subsidiaries of any Equity Interests of the Borrower or any such Restricted Subsidiary, as applicable, except in each case for (a) any issuance or sale to the Borrower or any Restricted Subsidiary, (b) any issuance of directors’ qualifying shares, and (c) sales or issuances of common stock of the Borrower to directors, management or employees of the Borrower or any Restricted Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(e).
     “Facility Amount” means $200,000,000.
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     “Fee Letter” means the letter agreement, dated February 12, 2007 among the Borrower, the Administrative Agent and the Arranger.
     “First Lien Administrative Agent” means the Person serving from time to time as the administrative agent (or any similar capacity) with respect to the First Lien Facility.
     “First Lien Credit Agreement” has the meaning specified in Recital B.
     “First Lien Facility” means the First Lien Credit Agreement, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the Intercreditor Agreement, or any other credit facility with a borrowing base mechanism that is substantially similar (other that with respect to the administrative process by which a borrowing base is determined or redetermined thereunder) to that contained in the First Lien Facility, and any Guarantees of any such Indebtedness by any of the Guarantors.
     “First Lien Lenders” means the lenders party to the First Lien Facility.
     “First Lien Loan Documents” has the meaning assigned to the term “Loan Documents” in the First Lien Facility.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
     “GAAP” means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor). If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Borrower or with respect to the Borrower and its Subsidiaries must be prepared in accordance with such change. In the event any changes in GAAP materially affect the calculation of the Consolidated Leverage Ratio, the Asset Coverage Ratio, Consolidated Current Assets or Consolidated Current Liabilities, the Borrower and the Lenders agree to enter into good faith negotiations for an agreement to revise such tests to take into account such changes in GAAP; until the Borrower and the Lenders have entered into such an agreement, such financial calculation shall continue to be made in accordance with GAAP as in effect immediately preceding the date of such change.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority,

instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantors” means, collectively, the Initial Guarantors, together with each other Person that shall deliver a Guaranty (or a Counterpart Agreement with respect thereto) from time to time.
     “Guaranty” means a Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit D.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants (including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature) that are regulated pursuant to any Environmental Law.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) indebtedness of such Person for borrowed money; (b) indebtedness of such Person to pay the deferred purchase price of property or services (other than customary payment terms taken in the ordinary course of such Person’s business); (c) indebtedness of such Person evidenced by a bond, debenture, note or similar instrument; (d) principal obligations under leases capitalized in accordance with GAAP under which such Person is the lessee and all Synthetic Lease Obligations; (e) indebtedness, contingent or otherwise, of such Person with respect to bankers’ acceptances or the face amount of letters of credit or applications or reimbursement agreements therefor; (f) guaranties of such Person of indebtedness or obligations of the type described in clauses (a), (b), (c), (d) or (e) above of any other Person or obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of indebtedness or obligations of the type described in clauses (a), (b), (c), (d) or (e) above of any other Person, but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (g) indebtedness or obligations of the type described in clauses (a), (b), (c), (d) or (e) above that are secured by a Lien on any property owned by such Person, whether or not such indebtedness or obligations have been assumed by such Person (limited however to the lesser of (1) the amount of its liability or (2) the value of such property); and (h) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; provided, however, Indebtedness shall not include (1) accounts payable incurred in the ordinary course of such Person’s business, or (2) any obligations in respect of (i) any Swap Contract that is permitted under this Agreement and (ii) prepayments for gas production or net gas imbalances not in excess of $1,000,000 in the aggregate at any time outstanding. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Initial Engineering Report” means, collectively, (i) that certain report furnished to the Administrative Agent prior to the Closing Date estimating certain proved oil and gas reserves of the Borrower and its Subsidiaries as of December 31, 2006, as prepared by Netherland, Sewell & Associates, Inc. and (ii) that certain report furnished to the Administrative Agent prior to the Closing Date estimating certain proved oil and gas reserves of the Borrower and its Subsidiaries on property located in Eddy and Lea Counties, New Mexico, as of December 31, 2006, as audited by Cawley, Gillespie & Associates, Inc.
     “Initial Financial Statements” means the unaudited financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2006, and the related consolidated statements of income, and consolidated statements of shareholders’ equity and cash flows for such fiscal year.
     “Initial Guarantors” means, collectively, each of Concho Holdings, COG GP, COG Oil & Gas, COG Realty and Concho Energy Services.
     “Initial Public Offering” means a sale by the Borrower of its common stock in an underwritten (firm commitment) initial public offering registered under the Securities Act of 1933, as amended, resulting in the listing of the Borrower’s common stock on a nationally recognized stock exchange, including without limitation, the NASDAQ National Market System.
     “Intercreditor Agreement” means that certain Intercreditor Agreement dated of even date herewith, among the Borrower and the other Loan Parties party thereto, JPMorgan, in its capacity as administrative agent for the First Lien Lenders, and Bank of America, as administrative agent for the Lenders, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified.
     “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.
     “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each calendar quarter, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
     “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six months, or, if agreed to by all applicable Lenders, nine or twelve months, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the Closing Date and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Interim Engineering Report” has the meaning given it in Section 6.01(d).
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person of or in any other Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or Equity Interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IPO Date” means the date an Initial Public Offering is consummated.
     “IRS” means the United States Internal Revenue Service.
     “JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lenders” means the Persons listed on Schedule 2.01, including, as the context requires, any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
     “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the British Bankers Association LIBOR Rate published by Reuters (or any successor to or substitute for Reuters providing rate quotations comparable to those currently provided by Reuters, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” means any term loan made by a Lender to the Borrower under ARTICLE II in accordance with this Agreement.
     “Loan Documents” means this Agreement, each Note, the Fee Letter, each Guaranty, each Security Instrument, and any amendments to any of the foregoing, and all other agreements, certificates, notices and disclosures at any time executed or certified by a Responsible Officer of and on behalf of any Loan Party and delivered by such Loan Party or such Responsible Officer in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof or thereof).
     “Loan Parties” means, collectively, the Borrower and each Restricted Subsidiary.
     “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to operate their respective businesses,

(c) the ability of the Borrower or any other Loan Party to meet its obligations under the Loan Documents on a timely basis or (d) the ability of the Loan Parties taken as a whole to meet their obligations under the Loan Documents on a timely basis.
     “Material Domestic Subsidiary” means any Domestic Subsidiary that owns or holds assets, properties or interests (including oil and gas interests) with an aggregate fair market value, on a consolidated basis, greater than five percent (5%) of the aggregate fair market value of all of the assets, properties and interests (including oil and gas interests) of the Borrower and its Restricted Subsidiaries, on a consolidated basis.
     “Maturity Date” means March 27, 2012.
     “Maximum Rate” has the meaning specified in Section 10.09.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
     “Mortgage” means each mortgage, collateral mortgage, security agreement, assignment, and deed of trust delivered by any Loan Party pursuant to the terms of the Loan Documents, substantially in the form of Exhibit F hereto or such other form acceptable to the Administrative Agent, in each case as amended, supplemented, restated or otherwise modified from time to time.
     “Mortgaged Property” shall mean all property interests, real and personal, by or in which any Loan Party or any other Person owns an undivided interest and which is subject to the Liens, privileges, priorities or security interests existing and to exist under the terms of the Mortgage.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Net Cash Proceeds” means (a) with respect to any Disposition (including any casualty event or loss) of Borrowing Base Properties by Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such Disposition, but only as and when so received, over (ii) the sum of (1) the principal amount of any Indebtedness, if any, that is secured by such Borrowing Base Properties and that is required to be repaid in connection with the sale thereof (other than the Loans and any loans outstanding under the First Lien Facility), and (2) the out-of-pocket expenses incurred by such Borrower or such Restricted Subsidiary in connection with such Disposition, and (b) with respect to any issuance or incurrence of Indebtedness (other than Indebtedness permitted under Section 7.03) or any Equity Issuance by Borrower or any Restricted Subsidiary (to the extent permitted hereunder or in accordance herewith), the cash proceeds thereof, net of all Taxes and customary fees (including legal fees, accounting fees and advisory fees), commissions, discounts, costs and other expenses incurred in connection therewith.
     “Non-Consenting Lender” has the meaning specified in Section 2.19.

     “Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loan made by such Lender, substantially in the form of Exhibit A with appropriate modifications for each type of Loan.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Participant” has the meaning specified in Section 10.06(d).
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Encumbrances” means (a) Liens for taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent (or, if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) or are being contested in good faith and by appropriate proceedings, and if the Borrower shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be adequate according to GAAP; (b) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen, and operators arising in the ordinary course of business or incident to the exploration, development, operations and maintenance of oil, gas and other hydrocarbon properties and related facilities and assets, for sums not yet due or being contested in good faith and by appropriate proceedings, if the Borrower shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be adequate according to GAAP; (c) Liens arising in the ordinary course of the Loan Parties’ respective businesses in connection with worker’s compensation, unemployment insurance and other social security legislation (other than ERISA); (d) Liens incurred in the ordinary course of a Loan Party’s businesses to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature; (e) Liens, easements, rights-of-way restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances and title defects incurred in the ordinary course of a Loan Party’s businesses or existing on property and not in the aggregate materially interfering with the ordinary conduct of a Loan Party’s businesses or a Loan Party’s rights to the Borrowing Base Properties; (f) legal or equitable encumbrances deemed to exist by reason of negative pledges permitted under Section 7.09 of this Agreement or the existence of any litigation or other legal proceeding and any related list pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment); (g) rights of a common owner (only in its capacity as common owner) of any interest in property held by any Loan Party; (h) farmout, carried working interest, joint operating, unitization, royalty, overriding royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties incurred in the ordinary course of business that do not in the aggregate have a Material Adverse Effect; (i) Liens arising pursuant to Article 9.343 of the Texas Uniform Commercial Code or other similar statutory provisions of other states with respect to production purchased from others; and (j) any defects, irregularities, or deficiencies in title to easements, rights-of-way or other properties that do not in the aggregate have a Material Adverse Effect; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
     “Permitted Family Partnerships” means the S. Beal Family Partnership, Ltd., and Leach Properties, Ltd; provided such partnerships are controlled by Steven L. Beal and Timothy A. Leach, respectively, or their respective spouses or lineal descendants or trusts created solely for the benefit of such Persons.
     “Permitted Investments” means:
(a)	Investments in:
(1)	open market commercial paper, maturing within 180 days after acquisition thereof, if at the time of purchase such paper is rated in either of the two (2) highest categories of S&P or Moody’s;

(2)	marketable obligations, maturing within one (1) year after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, and in money market and mutual funds that invest solely in such obligations; or

(3)	demand deposits and time deposits (including certificates of deposit) maturing within one (1) year from the date of deposit thereof, with any office of any Lender or any Lender’s Affiliate or with a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000 and whose certificates of deposit are rated in either of the two (2) highest rating categories of S&P or Moody’s;
(b)	Investments outstanding on the Closing Date and disclosed in the Initial Financial Statements and Investments made subsequent to the Closing Date with the prior written consent of the Administrative Agent and the Required Lenders; or

(c)	Investments by any Loan Party in the ordinary course of business in (1) the exploration, production and development of oil, natural gas and other liquid and gaseous hydrocarbons and the gathering, processing, transmission and marketing of hydrocarbons and activities related or ancillary thereto and (2) the ownership and maintenance of real property for the primary purpose of carrying out the activities described in the foregoing clause (1).
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that is established by the Borrower or any ERISA Affiliate and that is subject to Section 412 of the Code or Title IV of ERISA.
     “Pledge Agreement” means any pledge agreement substantially in the form of Exhibit G delivered pursuant to Section 4.01(a)(xi) or Section 6.12 hereof, as from time to time amended, modified, or supplemented, as the case may be.
     “Preferred Stock” means the Series A Preferred Stock of Concho Holdings.
     “Prepayment Premium” means with respect to any optional or mandatory prepayment by the Borrower made (x) prior to the first anniversary of the Closing Date or on or after the third anniversary of the Closing Date, zero percent (0%) of the principal amount prepaid, (y) on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, two percent (2.0%) of the principal amount prepaid and (z) on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, one percent (1.0%) of the principal amount prepaid; provided that, in any case, the Borrower shall also be obligated to pay any funding indemnification amounts, if any, due under Section 2.16.
     “Present Value” means, as of any date of determination, the present value, discounted at a rate of 10%, of the future net revenues expected to accrue to Borrower’s and its Subsidiaries’ collective interests in its proved reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers with (a) appropriate deductions made for (i) severance and ad valorem taxes, (ii) operating, gathering, transportation and marketing costs required for the production and sale of such reserves, and (b) the pricing assumptions used in determining Present Value for (i) any natural gas reserves, based upon the five-year forward price curve quoted on New York Mercantile Exchange for Henry Hub (and with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied) and (ii) any crude oil reserves, based upon the five-year forward price curve quoted on New York Mercantile Exchange for WTI-Cushing, Oklahoma (and with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied). The amount of the Present Value then in effect shall be (i) reduced on a dollar for dollar present value basis for any oil and gas properties included in the most recently delivered Engineering Report that have been Disposed of since the date of such Engineering Report and (ii) adjusted to give effect to the Borrower’s and its Subsidiaries’ Swap Contracts then in effect with respect to commodity prices.
     “Prime Rate” means the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate in effect, each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
     “Register” has the meaning specified in Section 10.06(c).
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Required Lenders” means, at any time, Lenders holding more than 50.0% of the aggregate principal amount of the Loans of all Lenders at such time.
     “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).
     “Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.
     “S&P” means Standard & Poor’s Ratings Group and any successor thereto that is a nationally recognized rating agency.

     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Party” means the Administrative Agent and any Lender.
     “Security Instruments” shall mean the agreements or instruments described or referred to in Schedule 1.01, the Intercreditor Agreement, and any other Guaranties, Mortgages, Pledge Agreements, security agreements and any and all other agreements or instruments previously, now or hereafter executed and delivered by any Loan Party or any other Person to guaranty, or provide security for the payment or performance of, the Obligations, this Agreement, the Guaranties or any other Loan Document, as any such instrument or agreement may be supplemented, amended, renewed, extended or restated from time to time.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement to the extent relating to any of the transactions described in the preceding clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Threshold Amount” means $7,500,000.
     “Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.
     “Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries is a Material Domestic Subsidiary or a Subsidiary owning Borrowing Base Properties.
     “Wholly Owned Subsidiary” means a Subsidiary all of the Equity Interests of which (other than director’s qualifying shares or, in the case of Concho Holdings prior to any merger of

Concho Holdings with the Borrower or any other Restricted Subsidiary, up to 5% of the fully diluted common stock of Concho Holdings) are owned by the Borrower or one or more other Wholly Owned Subsidiaries.
     “Yorktown” means, collectively, Yorktown Energy Partners V, L.P., and Yorktown Energy Partners VI, L.P., together with any limited partner of either such partnership that owns any of the equity securities of the Borrower.
     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
     1.06 Classifications of Loans and Borrowings. For purposes of this Agreement, Loans or Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan”).
     1.07 Oil and Gas Definitions. For purposes of this Agreement, the terms “proved [or] proven reserves,” “proved [or] proven developed reserves,” “proved [or] proven undeveloped reserves,” “proved [or] proven developed nonproducing reserves” and “proved [or] proven developed producing reserves” have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.
ARTICLE II.
THE COMMITMENTS AND BORROWINGS
     2.01 Term Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make a loan to the Borrower on the Closing Date in an aggregate principal amount equal to such Lender’s Commitment. No amounts paid or prepaid with respect to the Loans may be reborrowed.
     2.02 Loans and Borrowings.
     (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
     (b) The initial Borrowing shall be comprised entirely of ABR Loans.
     (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of four (4) Eurodollar Borrowings outstanding. Each Lender at its option may make any Eurodollar Borrowing by causing any domestic or foreign branch or Affiliate of such Lender to make such Borrowing; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
     2.03 Requests for Borrowings. To request the initial Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 11:00 a.m. on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
     (i) the aggregate amount of the requested Borrowing;
     (ii) the date of such Borrowing, which shall be a Business Day; and
     (iii) the location and number of the Borrower’ account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
Promptly following receipt of the Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
     2.04 [Reserved].
     2.05 [Reserved].
     2.06 Funding of Borrowings.
     (a) Each Lender shall make the Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds by 12:00 noon to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to a deposit account of the Borrower designated by the Borrower in the Borrowing Request.
     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of such Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on the proposed date therefor in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
     2.07 Interest Elections.
     (a) Following the initial Borrowing, the Borrower may elect to convert any Borrowing to a different Type or to continue any Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (a) in the case of a Eurodollar Borrowing, not later than by 11:00 a.m., three Business Days before the effective date of the proposed conversion or continuation or (b) in the case of an ABR Borrowing, not later than 11:00 a.m. on the effective date of the proposed conversion or continuation. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
     (c) Each telephonic and written Interest Election Request shall specify the following information:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
     2.08 Termination or Reduction of Commitments. The Commitments of each Lender shall terminate immediately following the making of the Loans by such Lender on the Closing Date pursuant to Section 2.01.
     2.09 Repayment of Loans.
     (a) The Borrower hereby unconditionally promises to repay to the Administrative Agent for the account of each Lender the outstanding principal of the Loans until repaid in full in accordance with the following amortization schedule:
     (i) an amount equal to $500,000.00 shall be due and payable on the last day of each calendar quarter commencing with the calendar quarter ending June 30, 2007, to and including the calendar quarter ending December 31, 2011; and
     (ii) the then unpaid principal amount of each Loan shall be due and payable on the Maturity Date.
     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender or Participant may request that the Loan made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender or Participant a promissory note payable to the order of such Lender or Participant (or, if requested by such Lender or Participant, to such Lender or Participant and its registered assigns) and in the form attached hereto as Exhibit A; provided that any promissory note issued to evidence any Lender’s Loans shall be in a stated amount equal to such Lender’s Applicable Percentage of the Facility Amount. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
     (f) Each payment made to the Administrative Agent in respect of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments shall be accompanied by accrued interest to the extent required by Section 2.13.
     2.10 Optional Prepayment of Loans.
     (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole and or in part, subject to prior notice in accordance with paragraph (b) of this Section, provided that the Borrower shall also pay the applicable Prepayment Premium with respect to any such optional prepayment.
     (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m. three Business Days prior to the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m. on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any Prepayment Premium to the extent required by clause (a) above.
     2.11 Mandatory Prepayment of Loans.
     (a) Not later than the next Business Day after it receives Net Cash Proceeds from any Disposition in excess of $25,000,000 in the aggregate in any period of twelve consecutive months, or any casualty event or loss, of Borrowing Base Properties pursuant to clause (c) of Section 7.05, the Borrower shall, or shall cause one or more of its Restricted Subsidiaries to, apply 100% of the Net Cash Proceeds received in respect of such Disposition or casualty event or loss to prepay outstanding Loans in accordance with Section 2.11(d) hereof, together with any applicable Prepayment Premium; provided that such Net Cash Proceeds shall only be required to be applied as provided above to the extent (if any) that any such Net Cash Proceeds remain after the Borrower or any Restricted Subsidiary shall have made (x) any mandatory prepayments of any credit extension required by the First Lien Facility and (y) any additional prepayment of any credit extension then outstanding under the First Lien Facility as the Borrower shall elect provided that concurrently with any such additional prepayment the Borrower shall permanently reduce the aggregate commitment amount under the First Lien Facility by an equivalent amount; further provided, however, that, if (1) the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent not later than concurrently with the consummation of such Disposition or settlement of such casualty event or loss setting forth the Borrower’s intent to reinvest such Net Cash Proceeds in property of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries within 90 days of receipt of such Net Cash Proceeds, provided, that if the Borrower has signed a purchase and sale agreement to acquire such property within such 90 day period, then it shall have an additional 90 days in which to consummate such acquisition, and (2) no Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such Net Cash Proceeds, then such Net Cash Proceeds shall not be required to be applied in accordance with the foregoing provisions of this Section 2.11(a) unless and until such 90-day period has elapsed and all or any portion of such Net Cash Proceeds shall not have been so reinvested, at which time all or any remaining portion of such Net Cash Proceeds shall immediately be applied in accordance with this Section 2.11(a) and Section 2.11(d).
     (b) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, or shall cause one or more of its Restricted Subsidiaries to, concurrently with (and in any event not later than the third Business Day next following) the receipt by the Borrower or any of its Restricted Subsidiaries of the Net Cash Proceeds of such Equity Issuance, apply an amount equal to 50% of the Net Cash Proceeds therefrom to prepay outstanding Loans in accordance with Section 2.11(d), together with any applicable Prepayment Premium; provided that such Net Cash Proceeds shall only be required to be applied to the extent (if any) that such Net Cash Proceeds remain after making (i) any mandatory prepayments of any credit extension required by the First Lien Facility and (ii) any additional prepayment of any credit extension then outstanding under the First Lien Facility as the Borrower shall elect provided that concurrently with any such additional prepayment the Borrower shall permanently reduce the aggregate commitment amount under the First Lien Facility by an equivalent amount.
     (c) In the event that the Borrower or any Guarantor or any of their Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for borrowed money by the Borrower or any Guarantor or any of its or their Restricted Subsidiaries (other than any cash proceeds from the issuance of Indebtedness permitted pursuant to Section 7.03 (it being acknowledged that any such issuance or incurrence of Indebtedness for borrowed money not otherwise permitted under Section 7.03 shall require the approval of the Required Lenders)), the Borrower shall, concurrently with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Person, apply an amount equal to 100% of such Net Cash Proceeds therefrom to prepay outstanding Loans in accordance with Section 2.11(d), together with any applicable Prepayment Premium; provided that such Net Cash Proceeds shall only be required to be applied to the extent (if any) that such Net Cash Proceeds remain after making (i) any mandatory prepayments of any credit extension required by the First Lien Facility and (ii) any additional prepayment of any credit extension then outstanding under the First Lien Facility as the Borrower shall elect provided that concurrently with any such additional prepayment the Borrower shall permanently reduce the aggregate commitment amount under the First Lien Facility by an equivalent amount.
     (d) Each prepayment of Borrowings pursuant to this Section 2.11 shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 2.11 shall be accompanied by accrued interest to the extent required by Section 2.13 and, any applicable Prepayment Premium to the extent required by such clauses (a), (b) or (c), as applicable.
     (e) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.11, (i) a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Borrowing being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.
     2.12 Fees.
     (a) As required under the Fee Letter, the Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
     (b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders. Fees paid shall not be refundable under any circumstances.
     2.13 Interest.
     (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
     2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective (and shall be deemed to be a request for an ABR Borrowing).
     2.15 Increased Costs.
     (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
     (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
     (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
     2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     2.17 Taxes.
     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
     (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
     2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
     (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or of amounts payable under 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office for payment specified on Schedule 10.02 (or such other office as may be specified in accordance with Section 10.02(c)), and except that payments pursuant to 2.15, 2.16, 2.17 and Section 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied first to any interest or fees then due and owing to the extent thereof and then to the repayment of principal.
     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this

Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b), 2.17(d) or 10.04(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
     2.19 Mitigation Obligations; Replacement of Lenders.
     (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.06, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     (c) If in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement or any other Loan Document as contemplated by Section 10.01, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required has not been obtained or if any Lender is a Defaulting Lender; then, the Borrower may elect to replace such Non-Consenting Lender or Defaulting Lender, as the case may be, as a Lender party to this Agreement in accordance with and subject to the restrictions contained in, and consents required by Section 10.06; provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply or, in the case of a Defaulting Lender, such Lender is no longer a Defaulting Lender.
ARTICLE III.
[RESERVED]
ARTICLE IV.
CONDITIONS PRECEDENT TO LOANS
     4.01 Conditions of Loans. The obligation of each Lender to make its Loan hereunder is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

     (i) executed counterparts of this Agreement by the Borrower and other party hereto and of the Guaranty by each Initial Guarantor other than COG LP sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
     (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;
     (iii) such certificates of resolutions, consents or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party other than COG LP as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party, together with copies certified by a Responsible Officer of each Loan Party of each Loan Party’s Organization Documents;
     (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
     (v) a favorable opinion of the Borrower’s general counsel, as counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
     (vi) a favorable opinion of Cotton, Bledsoe, Tighe & Dawson, PC, special counsel to the Loan Parties in the State of New Mexico addressed to the Administrative Agent and each Lender, as to such matters of New Mexico law concerning the Loan Documents as the Administrative Agent may reasonably request;
     (vii) a certificate of a Responsible Officer of each Loan Party other than COG LP either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     (viii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished in connection herewith or therewith, shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and that no Default shall exist, or would result from the Loans or from the application of the proceeds thereof, and (B) that there has been no event or circumstance since December 31, 2006 (the date of the Initial Financial Statements) that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
     (ix) [Reserved];
     (x) a certificate as to insurance concerning the Borrowing Base Properties and other material assets of the Loan Parties, which certificate shall provide that the Administrative Agent is an additional insured thereunder;
     (xi) complete and original executed counterparts of the Mortgages and the other Security Instruments listed on Schedule 1.01 hereto, each duly executed by the appropriate Loan Party other than COG LP, together with evidence of arrangements by Administrative Agent’s counsel for the completion of all recordings and filings of such Mortgages and any financing statements with respect thereto or with respect to any other Security Instrument as may be necessary or, in the reasonable opinion of Administrative Agent, desirable effectively to create a valid, perfected and, subject to the Intercreditor Agreement, second priority Lien against Borrowing Base Properties representing at least 80% of the Engineered Value of all proved Borrowing Base Properties included in the Initial Engineering Report;
     (xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require; and
     (xiii) the Initial Engineering Report.
     (b) The Borrower shall (i) be entering to an amendment to the First Lien Facility, which amendment shall, among other things, provide for a Borrowing Base (as defined in the First Lien Facility) after giving effect to the Transactions of not greater than $375,000,000 (subject to redetermination thereafter in accordance with the First Lien Facility) and permit the Borrower to enter into this Agreement and the Borrower and its Restricted Subsidiaries to consummate the Transactions without violating the terms of the First Lien Facility, (ii) have provided evidence or assurances satisfactory to the Administrative Agent that such amendment has become effective (or contemporaneously with the effectiveness of this Agreement will become effective) and (iii) have provided evidence or assurances satisfactory to the Administrative Agent that after giving effect to the Transactions, the Borrower will have (after application of the proceeds of the Loans) availability under the First Lien Credit Agreement of at least $50,000,000.
     (c) The Administrative Agent shall have received evidence or assurances satisfactory to it that after giving effect to the Transactions, the Borrower will have used a portion of the proceeds of the Loans to repay in full all outstanding Indebtedness under that certain Second Lien Credit Agreement dated as of July 6, 2006, among Borrower, Bank of America, N.A., as administrative agent and the lenders party thereto, and that all Liens securing such Indebtedness have been terminated and released (provided that the foregoing condition shall not be construed to require the release of any such Liens as they relate to or secure the First Lien Facility).

     (d) a duly completed certificate signed by a Responsible Officer of the Borrower with respect to the financial statements referred to in Section 4.01(l) and Section 4.01(m) setting forth the Borrower’s pro forma compliance with the financial covenants set forth Section 7.11 as if such financial covenants applied to the periods covered by such financial statements, provided that the Borrower’s Consolidated EBITDAX for the period of four consecutive fiscal quarters ending December 31, 2006, shall be deemed to equal the Borrower’s Consolidated EBITDAX for the three consecutive fiscal quarter period ending December 31, 2006, multiplied by the fraction four-thirds.
     (e) [Reserved].
     (f) Any fees required to be paid on or before the Closing Date shall have been paid.
     (g) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
     (h) No event or condition shall have occurred since December 31, 2006, that could reasonably be expected to result in a Material Adverse Effect.
     (i) Except as disclosed to the Lenders in Schedule 5.06, there shall be no pending or threatened litigation, action or proceeding against the Borrower or any of its Subsidiaries, or with respect to any Borrowing Base Properties, that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
     (j) [Reserved].
     (k) The Administrative Agent shall have received a Solvency Certificate in the form attached hereto as Exhibit E, dated the Closing Date, and signed by the chief financial officer of the Borrower.
     (l) The Administrative Agent shall have received from the Borrower an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2006, and the related unaudited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and an unaudited consolidating balance sheet and income statement of the Borrower and its Subsidiaries to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.
     (m) The Administrative Agent shall have received from the Borrower a pro forma consolidated balance sheet of the Borrower and its Restricted Subsidiaries, reflecting the consummation of the Transactions, the related financings and other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma balance sheet shall be prepared consistent in all respects with the information previously provided by the Borrower to the Administrative Agent and the Lenders and otherwise in form and substance satisfactory to the Administrative Agent.
     (n) The Closing Date shall have occurred on or before March 31, 2007.
     (o) The Intercreditor Agreement shall have been duly executed by each of the parties thereto other than COG LP, and shall be in full force and effect.
     (p) The Administrative Agent shall have received a Borrowing Request in accordance with the requirements hereof.
     Without limiting the generality of the provisions of ARTICLE IX, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Administrative Agent and the Lenders that (it being understood that with respect to the Closing Date such representations and warranties are deemed to be made concurrently with and after giving effect to the consummation of the Transactions):
     5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in law or in equity.
     5.05 Financial Statements; No Material Adverse Effect.
     (a) The Initial Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby (subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments), and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
     (b) Since the date of the Initial Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     5.07 No Default. Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted under Section 7.01.
     5.09 Environmental Compliance. The Borrower and its Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.10 Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.
     5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made and not timely paid, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any tax sharing agreement.
     5.12 ERISA Compliance.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
     5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable (except for such Equity Interests consisting of partnership interests and membership interests) and are owned by a Loan Party as specified, and in the amounts specified, on Part (a) of Schedule 5.13, free and clear of all Liens (except for Liens created by the Loan Documents and First Lien Loan Documents). The Borrower has no Equity Interests in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. After giving effect to the Transactions, and prior to the IPO Date, a majority of the outstanding Equity Interests in the Borrower are owned by the Control Group.
     5.14 Margin Regulations; Investment Company Act.
     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.15 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that if violated, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     5.16 Compliance with Laws. Each of the Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.17 Licenses, Permits and Franchises. Neither the Borrower nor any Restricted Subsidiary has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership or operation of any of its Borrowing Base Properties or other material properties or to the conduct of the Borrower’s or such Restricted Subsidiary’s business, except any failure or other matter that could not reasonably be expected to have a Material Adverse Effect.
     5.18 Liens Under the Security Instruments. Upon the execution and delivery of the Security Instruments in accordance herewith, and where appropriate the filing and recordation thereof with the appropriate filing or recording officers in each of the necessary jurisdictions, the Liens granted and to be granted by any Loan Party to the Administrative Agent, the Lenders or the Trustee (as defined in any of the Security Instruments) on behalf of the Administrative Agent and the Lenders in such Loan Party’s assets pursuant to the Security Instruments will be validly created, perfected and, subject to the Intercreditor Agreement, second priority Liens, subject only to Liens permitted under Section 7.01.
     5.19 Mortgages with Respect to Borrowing Base Properties. The Engineered Value of all Borrowing Base Properties described in the Mortgages represents at least 80% of the Engineered Value of all proved Borrowing Base Properties included in the Initial Engineering Report.
     5.20 Solvency. Each Loan Party is solvent and will continue to be solvent after the making and guarantying of the Obligations.
     5.21 Direct Benefit. The Loans are for the direct benefit of the Borrower and its Restricted Subsidiaries. The Borrower and its Restricted Subsidiaries shall engage as an integrated group in the business of oil and gas exploration and related activities and certain other legal business purposes, and any benefits to the Borrower and its Restricted Subsidiaries is a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of the Borrower and its Restricted Subsidiaries is dependent upon the continued successful performance of the functions of the integrated group as a whole.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02, and Section 6.03) cause each Restricted Subsidiary to:
     6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) As soon as available, but in any event not later than, with respect to the fiscal year ended December 31, 2006, 60 days immediately following the Closing Date, and with respect to each fiscal year of the Borrower thereafter (commencing with the fiscal year ended December 31, 2007), 90 days immediately following the end of each such fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and an unaudited consolidating balance sheet and income statement of the Borrower and its Subsidiaries to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; and
     (b) As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 31, 2007) the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related unaudited consolidated and consolidating statements of income or operations, and the unaudited consolidated statement consolidated shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated financial statements certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; and
     (c) On or before April 1 of each Fiscal Year (i) commencing April 1, 2008, an engineering report prepared or audited by a Designated Engineer, dated as of the preceding January 1, covering oil and gas reserves attributable to the Borrowing Base Properties, including a calculation of PV 10 Value (the present value of the Borrowing Base Properties discounted at 10%); and (ii) commencing April 1, 2008, an annual operating budget prepared by the Borrower in reasonable detail, based upon reasonable assumptions made in good faith by the Borrower, which sets forth quarterly financial projections for the then current Fiscal Year and annual financial projections for each Fiscal Year thereafter through the Maturity Date; and
     (d) On or before October 1 of each Fiscal Year commencing October 1, 2007 (and in connection with a Special Redetermination (as defined in the First Lien Facility) requested by the Borrower, at the time of such request, and in connection with a Special Redetermination pursuant to Section 3.05 of the First Lien Facility at the time specified in such Section 3.05), an engineering report prepared by the Borrower or an Affiliate of the Borrower, dated as of the preceding June 30, in a form reasonably satisfactory to the Administrative Agent covering oil and gas reserves attributable to the Borrowing Base Properties, including a calculation of PV 10 Value (the present value of the Borrowing Base Properties discounted at 10%) (an “Interim Engineering Report”).
     6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) [Reserved];
     (b) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b) (commencing with the delivery of the financial statements for the fiscal quarter ended March 31, 2007), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
     (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary or any audit of any of them;
     (d) promptly after the same are available and upon any request thereafter by the Administrative Agent or any Lender, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements that the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
     (e) concurrently with the delivery of any information or notices required under the First Lien Loan Documents, any information or notices delivered to the First Lien Administrative Agent or the First Lien Lenders (other than routine or administrative information or notices or borrowing requests or letter of credit issuance requests); and
     (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

     Documents required to be delivered pursuant to Section 6.01(a) or Section 6.01(b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat Borrower’s Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     6.03 Notices. Promptly notify the Administrative Agent and each Lender:
     (a) of the occurrence of any Default or any default as defined in the First Lien Facility;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;
     (c) of the occurrence of any ERISA Event; and
     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary.
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
     6.06 Maintenance of Properties. (a) Maintain, preserve and protect the Borrowing Base Properties and all of its other material properties and equipment necessary in the operation of the Borrowing Base Properties and its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities and its oil and gas properties.
     6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.
     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.
     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense and risk of the Administrative Agent or Lenders, as applicable, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when a Default exists (and the Borrower has been notified in writing by the Administrative Agent of the existence of such Default), the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
     6.11 Use of Proceeds. Use the proceeds of the Loans for general corporate purposes (including for the purposes described in Recital C above) not in contravention of any Law or of any Loan Document.
     6.12 Additional Guarantors. Notify the Administrative Agent at the time that any additional Restricted Subsidiary of the Borrower is formed or acquired after the Closing Date; and, if such Restricted Subsidiary Guarantees Indebtedness under the First Lien Facility, promptly thereafter (and in any event within 30 days) cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent, as requested, documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent. Upon delivery of any such Counterpart Agreement to the Administrative agent, notice of which is hereby waived by each Loan Party, such Restricted Subsidiary shall be a Guarantor and shall be as fully a party to the Guaranty as if such Restricted

Subsidiary were an original signatory hereto. As and when requested by the Administrative Agent, (1) the Borrower will cause such Restricted Subsidiary to execute a Mortgage (to the extent it owns Borrowing Base Properties and such Mortgage is necessary to cause the Borrower to comply with Section 6.16(c)) or other security agreement in form and substance acceptable to Administrative Agent (to the extent it owns personal property and such security agreement is necessary to cause the Borrower to comply with Section 6.16(c)) and promptly take such actions to create and perfect Liens on such Restricted Subsidiary’s assets to secure the Obligations as Administrative Agent or the Required Lenders shall reasonably request, subject at all times to the Intercreditor Agreement, and (2) if any stock, membership interest, partnership interest or other equity interest in, or Indebtedness of, such Restricted Subsidiary is owned by the Borrower or any other Restricted Subsidiary, the Borrower will cause such stock, membership interest, partnership interest or other equity interest, and promissory notes evidencing such Indebtedness, to be pledged pursuant to a Pledge Agreement delivered to the Administrative Agent promptly after such Restricted Subsidiary is formed or acquired or within such other time frame as acceptable to the Administrative Agent and promptly take such actions to create and perfect Liens on such assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request subject at all times to the Intercreditor Agreement. Any Restricted Subsidiary formed or acquired on or after the Closing Date shall be a Wholly Owned Subsidiary.
     6.13 Operations. Cause all Borrowing Base Properties and all other material properties to be regularly operated, maintained and developed in a good and workmanlike manner, as would a prudent operator and in accordance with all applicable federal, state and local laws, rules and regulations, except for any failure to so operate, maintain and develop that could not reasonably be expected to have a Material Adverse Effect.
     6.14 Delivery of Title Opinions. As and when requested by the Administrative Agent, deliver to the Administrative Agent such reports, opinions of counsel (which opinions are not required to be addressed to the Administrative Agent) and other evidence of title as the Administrative Agent shall reasonably request to verify (i) clear and valid title of the Borrower and its Restricted Subsidiaries to not less than eighty percent (80%) of the Engineered Value of the Borrowing Base Properties that are subject to a Mortgage and at least the working interest and net revenue interest in such oil and gas properties set forth in the most recent Engineering Report and (ii) the validity, perfection and priority of the Liens created by the Mortgages and Security Instruments and such other matters regarding such Mortgages as Administrative Agent shall reasonably request (provided that this clause (ii) shall not be construed to require the Borrower to deliver, or cause to be delivered, any opinion of counsel as to the priority of any Liens).
     6.15 Post-Closing Deliverables by COG LP. Not later than 30 days following the Closing Date, the Borrower shall, or shall cause COG LP to, deliver the Administrative Agent, in sufficient counterparts for each Lender, counterparts of (or a Counterpart Agreement with respect to) the Guaranty, the Intercreditor Agreement and Security Instruments listed on Schedule 1.01 hereto to which COG LP is to become a party, each duly executed by COG LP, and each of the Loan Documents, certificates, resolutions, opinions or other documents described in clauses (iii) or (vii) of Section 4.01(a).

     6.16 Further Assurances.
     (a) Subject to the provisions of the Intercreditor Agreement, promptly upon the request of Administrative Agent, the Borrower and its Restricted Subsidiaries shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, letter-in-lieu, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments or evidence that the Administrative Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Security Instruments any of the properties, rights or interests covered by any of the Security Instruments, (iii) to perfect and maintain the validity, effectiveness and (subject to the Intercreditor Agreement) priority of any of the Security Instruments and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent the rights granted or now or hereafter intended to be granted to the Administrative Agent or any Lender under any Loan Document or under any other document executed in connection therewith.
     (b) The Borrower and its Restricted Subsidiaries hereby authorize Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the collateral securing the Obligations without the signature of the relevant Borrower or any relevant Restricted Subsidiary where permitted by law.
     (c) The Borrower shall, and shall cause each of its Restricted Subsidiaries to take such actions and execute and deliver such documents and instruments as Administrative Agent shall reasonably require to ensure that the Administrative Agent shall, at all times, have received currently effective, duly executed Mortgages as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to effectively create a valid, perfected and, subject to the Intercreditor Agreement, second priority Lien against Borrowing Base Properties representing at least 80% of the Engineered Value of all proved Borrowing Base Properties included in the most recent Engineering Report provided to the Lenders, and the Borrower and its Restricted Subsidiaries shall, at the request of Administrative Agent, execute and deliver such additional Mortgages as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to effectively create a valid, perfected and, subject to the Intercreditor Agreement, second priority Lien, subject only to the Liens permitted under Section 7.01, against 80% of the Engineered Value of the proved Borrowing Base Properties included in the most recent Engineering Report provided to the Lenders.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any Borrowing Base Property or any other material property, whether now owned or hereafter acquired, other than:
     (a) any Lien created pursuant to this Agreement or the Security Instruments;
     (b) Permitted Encumbrances;
     (c) any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 7.01; provided that (i) such Lien shall not apply to any other property or asset of any Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not cause the outstanding principal amount of the Indebtedness of the Borrowers to exceed the amounts permitted under Section 7.03;
     (d) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (c) of Section 7.03, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of any Borrower or any other Restricted Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (e) Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Restricted Subsidiary; provided that (i) such Liens, secure Indebtedness permitted by clause (c) of Section 7.03, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of any Borrower or any other Restricted Subsidiaries;
     (f) Liens on any property or asset of any Borrower or any Restricted Subsidiary, other than property or assets securing the Obligations or any Borrowing Base Properties, to secure Indebtedness and obligations of such Borrower or such Restricted Subsidiary under Swap Contracts permitted under Section 7.12; and
     (g) Liens securing Indebtedness that is permitted pursuant to Sections 7.03(f) and Liens created by the First Lien Loan Documents securing Swap Contracts permitted under Section 7.12; provided that, in both cases, such Liens (i) shall not encumber any Property that is not subject to a Lien of the appropriate priority in favor of, or for the benefit of, the Lenders to secure the Obligations, and (ii) may be contractually senior to the Liens created pursuant to the

Security Instruments on the terms set forth in the Intercreditor Agreement or on terms otherwise reasonably satisfactory to the Administrative Agent.
     7.02 Investments. Make any Investments, except:
     (a) Permitted Investments;
     (b) advances to officers, directors and employees of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $100,000 at any time outstanding, for travel, entertainment, relocation and similar ordinary business purposes;
     (c) advances to officers, directors and employees of the Borrower and its Restricted Subsidiaries in an aggregate principal amount not to exceed $12,000,000 plus all accrued and unpaid interest attributable thereto at any time outstanding to finance the purchase by such officers, directors and employees of Equity Interests in Concho Holdings prior to the IPO Date;
     (d) Investments by any Loan Party consisting of intercompany Indebtedness permitted under Section 7.03(b);
     (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and
     (f) Guarantees permitted by Section 7.03;
     (g) Investments by any Loan Party in any Person that is, or thereby becomes, a Restricted Subsidiary of the Borrower and a Guarantor, including any transfer by the Borrower to any Restricted Subsidiary of the shares of Concho Holdings; provided that, with respect to any such Investment other than the transfer by the Borrower to a Restricted Subsidiary of the shares of Concho Holdings, no Event of Default has occurred and is continuing or would be caused by such Investment; and
     (h) other Investments not otherwise described in the foregoing clauses (a) through (g) in an aggregate amount not exceeding $3,000,000 at any time.
     7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness under the Loan Documents;
     (b) Indebtedness of the Borrower to any Guarantor and of any Guarantor to the Borrower or any other Guarantor; provided, that (i) all such Indebtedness owing by a Guarantor shall be unsecured and subordinated in right of payment, as provided in such Guarantor’s Guaranty, to the payment in full of all of the Obligations and (ii) as and when requested by Administrative Agent, all such Indebtedness owing by a Guarantor shall be evidenced by promissory notes in form and substance reasonably satisfactory to the Administrative Agent, and such promissory notes shall be subject to a second priority security interest in favor of the

Administrative Agent for the benefit of the Secured Parties on terms and conditions reasonably satisfactory to the Administrative Agent;
     (c) Indebtedness, other than Indebtedness otherwise permitted by another clause of this Section 7.03 that (together with any of the Loan Parties’ obligations for net gas imbalances and prepayments of gas production in excess of $1,000,000) does not in the aggregate for the Borrower and all of its Restricted Subsidiaries exceed $5,000,000 at any one time outstanding;
     (d) Guaranties of Indebtedness that is the primary obligation of a Restricted Subsidiary of the Borrower and that is otherwise permitted under this Section 7.03;
     (e) Obligations of the Borrower and its Restricted Subsidiaries outstanding at any one time in respect of reimbursement obligations given in connection with any bond, surety or similar requirement of a Governmental Authority (other than any such bond or surety related to any judgment by any court, arbitrator or similar authority) concerning the operation of the businesses and assets of the Borrower and its Restricted Subsidiaries; and
     (f) Indebtedness incurred under and in compliance with the First Lien Facility in an aggregate principal amount not exceeding $750,000,000 at any time outstanding, and any Guarantees thereof by any of the Guarantors, provided that such Indebtedness is, subject to the Intercreditor Agreement, pari passu in right of payment with the Obligations hereunder.
     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
     (a) Any Restricted Subsidiary of the Borrower may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any other Restricted Subsidiary of the Borrower, provided that the continuing or surviving Person is a Restricted Subsidiary;
     (b) Any Restricted Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary of the Borrower; and
     (c) Any Restricted Subsidiary of the Borrower may participate in a merger or consolidation as part of a Disposition of such Restricted Subsidiary that is permitted under Section 7.05(f).
     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
     (a) Dispositions permitted by Section 7.04;
     (b) [Reserved];

     (c) Any Disposition of Borrowing Base Properties permitted under the First Lien Credit Agreement as in effect on the Closing Date, provided that (i) no Borrowing Base Deficiency (as defined in the First Lien Credit Agreement) shall have resulted from any such Disposition (taking into account the application of any net cash proceeds of such Disposition), and (ii) no Default shall exist before or after giving effect to any such Disposition;
     (d) Dispositions of surplus equipment for fair and adequate consideration and equipment that is worthless or obsolete or which is replaced by equipment of equal suitability and value;
     (e) Dispositions of inventory (including hydrocarbons sold as produced or processed and seismic data) in the ordinary course of business on ordinary trade terms; and
     (f) So long as no Event of Default has occurred and is continuing or would be caused by such Disposition, Dispositions of other assets not constituting Borrowing Base Properties, including all (but not less than all) of the Borrower’s direct or indirect Equity Interests in any Restricted Subsidiary that does not own Borrowing Base Properties, directly or indirectly, but excluding any direct or indirect Equity Interests in any Restricted Subsidiary that does own Borrowing Base Properties, directly or indirectly;
     provided, however, that any Disposition pursuant to clauses (b) through (f) shall be for fair market value. Upon request by the Borrower, the Administrative Agent shall promptly release any Liens it might have burdening assets or properties permitted to be Disposed of under this Section at the time of such permitted Disposition.
     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
     (a) Each Restricted Subsidiary may make Restricted Payments to the Borrower or to any other Restricted Subsidiary;
     (b) The Borrower and each Restricted Subsidiary of the Borrower may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
     (c) The Borrower and each Restricted Subsidiary may make Investments permitted under Section 7.02 regardless of whether such Investments otherwise constitute Restricted Payments; and
     (d) To the extent not paid prior to the IPO Date, and so long as no Event of Default has occurred and is continuing or would be caused by such Restricted Payment, accrued and unpaid dividends on Concho Holdings’ Preferred Stock in an aggregate amount not exceeding $2,500,000.

     7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     7.08 Transactions with Affiliates. Enter into any material transaction with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any Restricted Subsidiaries and not including any other Affiliate or between and among Restricted Subsidiaries and not including any other Affiliate, (b) to any Investments permitted by Section 7.02, or (c) to any agreement listed on Schedule 7.08.
     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document or any First Lien Loan Document) that, whether expressly or in effect, (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens in favor of the Administrative Agent on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     7.10 Use of Proceeds. Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
     7.11 Financial Covenants.
     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio of the Borrower, as of the last day of any period of four consecutive fiscal quarters (commencing with the four consecutive fiscal quarter period ended March 31, 2007) for which financial statements required under Section 6.01(a) or 6.01(b) are available, to be greater than 4.50 to 1.00.
     (b) Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.00 to 1.00 as of the last day of any fiscal quarter.
     (c) Asset Coverage Ratio. The Borrower will not permit the Asset Coverage Ratio determined as of each January 1 and June 30 based upon the most recently delivered Engineering Report to be less than 1.50 to 1.00.

     7.12 Swap Contracts. Be a party to, or in any manner be liable under, any Swap Contract, except:
     (a) Swap Contracts entered into with the purpose and effect of mitigating risk with respect to prices of oil, natural gas and/or gas liquids of the Borrower and its Restricted Subsidiaries (including Swap Contracts entered into to unwind or offset other permitted Swap Contracts); provided that at all times, on a net basis, (i) all such Swap Contracts for natural gas or natural gas liquids shall not cover for each individual period covered thereby more than 85% of estimated natural gas and gas liquids production from the proven producing reserves of the Borrower and its Restricted Subsidiaries subject to market-sensitive contracts for the forthcoming four year period, and (ii) all such Swap Contracts for crude oil shall not cover for each individual period covered thereby more than 85% of estimated crude oil production from the proved producing reserves of the Borrower and its Restricted Subsidiaries; provided further, that at the time the Swap Contract is entered into, the counterparty to such Swap Contract is a First Lien Lender or an Affiliate of a First Lien Lender, or if not a First Lien Lender or any Affiliate of a First Lien Lender, such Person’s senior unsecured debt is rated not less than A- by S&P or not less than A3 by Moody’s; and
     (b) Swap Contracts entered into with the purpose and effect of (i) fixing or limiting interest rates on a principal amount of indebtedness of any Loan Party that is accruing interest at a variable rate or (ii) obtaining variable interest rates on a principal amount of indebtedness of any Loan Party that is accruing interest at a fixed rate (in each case including Swap Contracts entered into to unwind or offset other permitted Swap Contracts), provided that the aggregate notional amount of such Swap Contracts does not (on a net basis) exceed the outstanding principal balance of the variable or fixed rate, as the case may be, Indebtedness of the Loan Parties at the time such Swap Contract is entered into.
     7.13 Limitation on Sale/Leasebacks. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or such Restricted Subsidiary shall sell or transfer any Borrowing Base Property or other material asset, and whereby the Borrower or such Restricted Subsidiary shall then or immediately thereafter rent or lease as lessee such Borrowing Base Property or other asset or any part thereof.
     7.14 Disqualified Stock. Issue any Disqualified Stock.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.10 or Section 6.11 or ARTICLE VII; or
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders); or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall prove to be false in any material respect when made or deemed made; or
     (e) Cross-Default. (i) The Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and obligations under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto (other than the failure of the Borrower to comply with any financial covenant contained in the First Lien Facility), the effect of which default is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made by the Borrower or any Restricted Subsidiary prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be required; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract or any other event analogous thereto) resulting from any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or
     (f) Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
     (h) Judgments. There is entered against the Borrower or any Restricted Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are allowed and commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Affiliate of the Borrower contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
     (k) Change in Control. There occurs any Change in Control.
     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

     (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
     provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
     8.03 Application of Funds. After the exercise of remedies (subject to the terms of the Intercreditor Agreement) provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order, subject to the terms of the Intercreditor Agreement:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.15, 2.16 and 2.17) payable to the Administrative Agent or the trustee under the Mortgage, in each case, in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Sections 2.15, 2.16 and 2.17), ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
     8.04 Production Proceeds. Notwithstanding that, by the terms of the Mortgage, the Borrower and certain other Loan Parties are and will be assigning to the Administrative Agent and Lenders all of the “Hydrocarbons” (as defined therein) and all proceeds of production attributable to the Hydrocarbons or the Mortgaged Property, so long as no Default has occurred and is continuing, the Borrower or such other Loan Party, as applicable, may continue to receive from the purchasers of production all such proceeds attributable to the Hydrocarbons or the Mortgaged Property, subject, however, to the Liens created under the Security Instruments, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default and during the continuance thereof, the Administrative Agent and Lenders may exercise all rights and remedies granted under the Security Instruments or under applicable law, including the right to obtain possession of all proceeds attributable to the Hydrocarbons and the Mortgaged Property then held by the Borrower or any other Loan Party and to receive directly from the purchasers of production all other proceeds attributable to the Hydrocarbons and the Mortgaged Property. In no case shall any failure, whether intended or inadvertent, by the Administrative Agent or Lenders to collect directly any such proceeds attributable to the Hydrocarbons or the Mortgaged Property constitute in any way a waiver, remission or release of any of their rights under the Security Instruments or under applicable law, nor shall any release of any proceeds attributable to the Hydrocarbons or the Mortgaged Property by the Administrative Agent or Lenders to the Borrower constitute a waiver, remission or release of any other proceeds attributable to the Hydrocarbons or the Mortgaged Property or of any rights of the Administrative Agent or Lenders to thereafter collect other proceeds attributable to the Hydrocarbons or the Mortgaged Property or any other rights.
ARTICLE IX.
ADMINISTRATIVE AGENT
     9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
     9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Each Lender and each other party hereto acknowledges and agrees that Bank of America is currently, may continue to be, and shall be permitted to be, a First Lien Lender notwithstanding any potential or actual conflict that may now or hereafter arise between the First Lien Lenders, on the one hand, and the Administrative Agent and Lenders, on the other hand.
     9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct (IT BEING THE INTENTION OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT AND ANY RELATED PARTIES SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loans on the Closing Date which condition by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loans. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. In this regard, each Lender acknowledges that Mayer, Brown, Rowe & Maw LLP is acting in this transaction as special counsel to the Administrative Agent only. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
     9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunner, the arranger, or any other agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise;
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.12 and Section 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.12 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     9.10 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01 if appropriate; and
     (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary of the Borrower as a result of a transaction permitted hereunder.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
ARTICLE X.
MISCELLANEOUS
     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter, which shall be modified only in accordance with its terms), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.08 or Section 8.02) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, Prepayment Premium or other amounts due to the Lenders

(or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
     (d) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees, Prepayment Premium or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend Section 2.13(c) or to waive any obligation of the Borrower to pay interest at the rate specified in Section 2.13(c);
     (e) change Section 2.18 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or increase the amount of Indebtedness permitted by Section 7.03(f) without the written consent of each Lender;
     (f) change any provision of this Section, the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
     (g) release any Guarantor from its Guaranty (except as permitted by Section 9.10) without the written consent of each Lender or release all or substantially all of the collateral for the Obligations;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     10.02 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.
     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     10.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, and, so long as an Event of Default has occurred and is continuing any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, and, so long as an Event of Default has occurred and is continuing, counsel for any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
     (b) INDEMNIFICATION BY THE BORROWER. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), AND SHALL INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM ALL FEES AND TIME CHARGES AND DISBURSEMENTS FOR ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNITEE, INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN

ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY OTHER LOAN PARTY AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF THE BORROWER OR SUCH LOAN PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.
     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The respective obligations of the Lenders under this Agreement are several and not joint and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder.
     (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNITEE REFERRED TO IN SUBSECTION (B) ABOVE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS

DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     10.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
     (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans, of the assignor subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, and the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans, assigned to the assignee subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 and in an integral multiple of $1,000,000, unless in each case the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned;
     (iii) [Reserved]; and
     (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $2,500 (provided that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 for up to four concurrent assignments or suballocations plus $500 for each additional concurrent assignment or suballocation), and any Eligible Assignee to which any Loans are assigned that is not then a Lender shall deliver to the Administrative Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17, and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection and copying by each of the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18 as though it were a Lender.

     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17 as though it were a Lender.
     (f) Certain Pledges. Any Lender may, without the consent of the Administrative Agent or the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, trustees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

     For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until the earlier to occur of the following events: (a) payment in full of the Loans of such Lender or (b) such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.

     10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.13 [Reserved].
     10.14 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.
     (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL

CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender)

hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
     10.17 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
     10.18 INTERCREDITOR AGREEMENT. Reference is made to the Intercreditor Agreement. Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as collateral agent and as its representative on behalf of such Lender. The foregoing provisions are intended as an inducement to the First Lien Lenders to permit the incurrence of Indebtedness and such First Lien Lenders are intended third party beneficiaries of such provisions.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONCHO RESOURCES INC., a Delaware corporation
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Todd G. MacNeill
	Name:	Todd G. MacNeill
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Jeffrey H. Rathkamp
	Name:	Jeffrey H. Rathkamp
	Title:	Managing Director

S-1

SCHEDULE 1.01
SECURITY INSTRUMENTS
SECURITY INSTRUMENTS:
1.	Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement, dated as of March 27, 2007, from COG Oil & Gas LP, a Texas limited partnership, as Mortgagor, to Jeffrey H. Rathkamp, as Trustee, and Bank of America, N.A., as Administrative Agent.
2.	Guaranty from the Initial Guarantors.
3.	Pledge Agreements dated March 27, 2007, from each of the Loan Parties listed below in column A, respectively, as Pledgor, to Bank of America, N.A., as Administrative Agent, pledging such Loan Party’s interest in its respective Restricted Subsidiaries, each as set forth opposite such Loan Party’s name in column B, below:

Column A (Obligor)	Column B (Assets Pledged)
the Borrower	Concho Equity Holdings Corp. — all shares (approximately 98%) of common stock owned by the Borrower

Concho Equity Holdings Corp.	COG Operating LLC — 100% membership interests Concho LP LLC — 100% membership interests COG Realty LLC — 100% membership interests

COG Operating LLC	COG Oil & Gas LP — 1% general partner interest

Concho Energy Services LLC — 100% membership interests

Concho LP LLC	COG Oil & Gas LP — 99% limited partner interest
Schedule 1.01

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$200,000,000.00	100.0000000%

Total	$200,000,000.00	100.0000000%
SCHEDULE 2.01

SCHEDULE 5.06
LITIGATION
None
SCHEDULE 5.06

SCHEDULE 5.13
SUBSIDIARIES, OTHER EQUITY INTERESTS OF THE BORROWER

Part (a).	Restricted Subsidiaries.

Concho Holdings (The Borrower will merge Concho Acquisition Inc. (owned 100% by the Borrower), an Unrestricted Subsidiary, into Concho Holdings (owned approximately 98% by the Borrower) and will thereby acquire from the non-accredited Concho Holdings’ shareholders the remaining shares of the Concho Holdings stock in exchange for the Borrower’s common stock shortly before the IPO Date)

COG GP (owned 100% by Concho Holdings)

COG LP (owned 100% by Concho Holdings)

COG Oil & Gas (99% limited partner interest owned by COG LP and 1% general partner interest owned by COG GP)

COG Realty (owned 100% by Concho Holdings) Concho Energy Services (owned 100% by COG GP)

Unrestricted Subsidiaries.

Concho Acquisition Inc., a Delaware corporation (owned 100% by Concho Holdings)

Part (b).	Other Equity Interest of the Borrower.

None
SCHEDULE 5.13

SCHEDULE 7.01
EXISTING LIENS
None.
SCHEDULE 7.01

SCHEDULE 7.08
AFFILIATE AGREEMENTS
1.	Contract Operating Agreement among COG Oil & Gas, COG GP and Mack Energy Corporation. (termination pending)

2.	Salt Water Disposal Well Ownership and Operating Agreement among COG Oil & Gas, COG GP, Mack Energy Corporation, Chase Oil Corporation, and others.

3.	Combination Agreement dated as of February 24, 2006 among the Borrower, Concho Equity Holdings Corp., Chase Oil Corporation, Caza Energy LLC and certain other signatories thereto.

4.	Software License Agreement dated as of March 1, 2006, by and between COG Operating LLC and Enertia Software Systems.

5.	Drilling contracts with Silver Oak Drilling LLC (to terminate August 1, 2007)
SCHEDULE 7.08

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER
Concho Resources Inc.
550 W. Texas, Suite 1300
Midland, Texas 79701
Attention: Curt F. Kamradt
Telephone: (432) 683-7443
Telecopier: (432) 683-7441
Electronic Mail: ckamradt@conchoresources.com
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
One Independence Center
101 N. Tryon Street
Charlotte, NC 28255-0001
Attention: Jean Hood
Telephone: (704) 388-9114
Fax: (704) 719-8162
ABA # 026009593
Bank of America, New York, NY
Account # 136-621-225-0600
Account Name: Corporate Credit Services, Charlotte NC
Ref: Concho
Other Notices as Administrative Agent:
Todd Mac Neill
Agency Officer
Bank of America
100 Federal Street
Boston, MA 02110
Mail Code: MA5-100-11-02
Telephone: (617) 434-6842
Fax: (617) 790-1361
Email: todd.g.macneill@bankofamerica.com
SCHEDULE 10.02

EXHIBIT A
FORM OF NOTE

     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Second Lien Credit Agreement, dated as of March 27, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
Form of Note
Exhibit A

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

CONCHO RESOURCES INC.
By:
Name:
Title:
Form of Note
Exhibit A

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
			Interest	Interest Paid	Balance	Notation
Date	Type of Loan Made	Amount of Loan Made	Period	This Date	This Date	Made By

Form of Note
Exhibit A

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                     ,
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Second Lien Credit Agreement, dated as of March 27, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Concho Resources Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Wachovia Bank, National Association, and BNP Paribas, as Documentation Agents.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                           of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
Form of Compliance Certificate
Exhibit B

[select one:]
     [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant of the Loan Documents applicable to it.]
—or—
     [the covenants listed on Schedule 4 have not been performed or observed and Schedule 4 lists each such Default and its nature and status:]
     4. Except as listed in Schedule 4, the representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of [the Borrower][any Loan Party] that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 5.05(a) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                     .

CONCHO RESOURCES INC.
By:
Name:
Title:
Form of Compliance Certificate
Exhibit B

For the Quarter/Year ended __________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11 (a) —Consolidated Leverage Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date:	$______________

	B.	Consolidated EBITDAX for Subject Period:	$______________

	C.	Consolidated Leverage Ratio (Line I.A ÷ Line I.B):	____________ to 1

Maximum permitted: 4.50 to 1.00

II.	Section 7.11 (b) — Current Ratio.

	A.	Consolidated Current Assets:	$______________

	B.	Consolidated Current Liabilities:	$______________

	C.	Consolidated Current Ratio (Line II.A ÷ Line II.B):	____________ to 1

Minimum permitted: 1.00 to 1.00

II.	Section 7.11 (c) — Asset Coverage Ratio.

	A.	Present Value for Subject Period:	$______________

	B.	Consolidated Funded Indebtedness at Statement Date:	$______________

	C.	Asset Coverage Ratio (Line III.A ÷ Line III.B):	____________ to 1

Minimum permitted: 1.50 to 1.00
SCHEDULE 2 TO THE COMPLIANCE CERTIFICATE

For the Quarter/Year ended __________________ (“Statement Date”)
SCHEDULE 3
to the Compliance Certificate
($ in 000’s)
Consolidated EBITDAX
(in accordance with the definition of Consolidated EBITDAX
as set forth in the Agreement)

Twelve
Consolidated	Quarter	Quarter	Quarter	Quarter	Months
EBITDAX	Ended	Ended	Ended	Ended	Ended
Consolidated Net Income
+ Consolidated Interest Charges
+ income and franchise taxes
+ depletion expense
+ depreciation expense
+ amortization expense
+ exploration expense
+ non-cash expenses
- income tax credits
- non-cash income
= Consolidated EBITDAX
SCHEDULE 3 TO THE COMPLIANCE CERTIFICATE

EXHIBIT C
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Lien Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor:

2.	Assignee: [and is an Affiliate/Approved Fund of [identify Lender][1]

3.	Borrower(s):

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

[1]	Select as applicable.
Form of Assignment and Assumption
Exhibit C

5.	Credit Agreement: Second Lien Credit Agreement, dated as of March 27, 2007, among Concho Resources Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

6.	Assigned Interest:

Aggregate
	Amount of	Amount of	Percentage
	Loans	Loans	Assigned of	CUSIP Number
Facility Assigned	for all Lenders*	Assigned*	Loans[2]	(if any)

Term Loans
7. [Trade Date:                                         ]3
Effective Date:                                         , 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

[3]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
Form of Assignment and Assumption
Exhibit C

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:
[Consented to and]4 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Title:

[Consented to:][5] CONCHO RESOURCES INC., as Borrower
By:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
Form of Assignment and Assumption
Exhibit C

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
[                                        ]1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[1]	Describe Credit Agreement at option of Administrative Agent.
Form of Assignment and Assumption
Exhibit C

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.
Form of Assignment and Assumption
Exhibit C

EXHIBIT D
FORM OF GUARANTY
Form of Guaranty
Exhibit D

EXHIBIT D
FORM OF GUARANTY
Form of Guaranty
FORM OF
GUARANTY
     THIS GUARANTY (this “Guaranty”), dated as of                     , made by Concho Equity Holdings Corp., a Delaware corporation (“Concho Holdings”), COG Operating LLC, a Delaware limited liability company (“COG GP”), Concho LP LLC, a Delaware limited liability company (“COG LP”), COG Oil & Gas LP, a Texas limited partnership (“COG Oil & Gas”), Concho Energy Services LLC, a Texas limited liability company (“Concho Energy”), and COG Realty LLC, a Texas limited liability company (“COG Realty”; COG Realty together with each other signatory hereto, each a “Guarantor” and, collectively, the “Guarantors”) is in favor of each of the Lender Parties (as defined below).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Second Lien Credit Agreement dated as of                     , by and among Concho Resources Inc., a Delaware corporation (the “Borrower”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the financial institutions from time to time parties thereto, as lenders (each a “Lender” and collectively the “Lenders”) (together with all amendments, supplements, restatements and other modifications, if any, thereafter made thereto, the “Second Lien Credit Agreement”), the Lenders have extended Commitments (as defined in the Second Lien Credit Agreement) to make term Loans to the Borrower; and
     WHEREAS, as a condition precedent to the making of the Loans under the Second Lien Credit Agreement, each Guarantor is required to execute and deliver this Guaranty; and
     WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and
     WHEREAS, it is in the best interests of each Guarantor to execute this Guaranty inasmuch as each Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower;
     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make the term Loans to the Borrower pursuant to the Second Lien Credit Agreement, each Guarantor agrees, for the benefit of each Lender Party, as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Lender Party” means, as the context may require, any Lender, the Administrative Agent and each of their respective successors, transferees and assigns.
     “UCC” means the Uniform Commercial Code as in effect in the State of Texas.
Exhibit D

     SECTION 1.2 Second Lien Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Second Lien Credit Agreement.
     SECTION 1.3 UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Guaranty, including its preamble and recitals, with such meanings.
ARTICLE II
GUARANTY PROVISIONS
     SECTION 2.1 Guaranty. Each Guarantor hereby absolutely, unconditionally and irrevocably
          (a) guarantees
     (i) the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing under the Second Lien Credit Agreement, the Notes and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, fees, expenses or otherwise;
     (ii) [Intentionally Omitted];
     (iii) all renewals, rearrangements, increases, extensions for any period, substitutions, modification, amendments or supplements in whole or in part of any of the above Loan Documents or obligations,
(including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and
     (b) indemnifies and holds harmless strictly in accordance with the terms of the Second Lien Credit Agreement each Lender Party and each holder of a Note from the Borrower, for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty;
provided, however, that such Guarantor shall only be liable under this Guaranty to the extent provided for in Article IV hereof. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Loan Party (or any other Person) before or as a condition to the obligations of such Guarantor hereunder. All payments hereunder are to be made in the currency in which they are due under the Second Lien Credit Agreement.
Exhibit D

2

     SECTION 2.2 Acceleration of Guaranty. Each Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower, such Guarantor, or any other Loan Party, or the inability or failure of the Borrower, such Guarantor, or any other Loan Party to pay debts as they become due, or an assignment by the Borrower, such Guarantor, or any other Loan Party for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower, such Guarantor, or any other Loan Party under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower or any other Loan Party may not then be due and payable, such Guarantor will pay to the Lender Parties forthwith the full amount which would be payable hereunder by such Guarantor if all such Obligations were then due and payable.
     SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower have been paid in full, all obligations of each Guarantor hereunder shall have been paid in full. Each Guarantor guarantees that the Obligations of the Borrower will be paid strictly in accordance with the terms of the Second Lien Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:
     (a) (i) any lack of validity, legality or enforceability of the Second Lien Credit Agreement, any Note or any other Loan Document or any portion of any thereof or (ii) the Second Lien Credit Agreement, any Note or any other Loan Document or any portion of any thereof being void or voidable;
     (b) the failure of any Lender Party or any holder of any Note:
     (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Loan Party or any other Person (including any other guarantor) under the provisions of the Second Lien Credit Agreement, any Note, any other Loan Document or otherwise, or
     (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Loan Party;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Loan Party, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Loan Party;
     (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Loan Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality,
Exhibit D

3

nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Loan Party or otherwise;
     (e) any amendment to, extensions of, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Second Lien Credit Agreement, any Note or any other Loan Document;
     (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note, or interest therein securing any of the Obligations of the Borrower or any other Loan Party; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party, any surety or any guarantor.
     SECTION 2.4 Reinstatement. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations guaranteed hereby is rescinded or must otherwise be restored by any Lender Party or any holder of any Note upon the insolvency, bankruptcy or reorganization of the Borrower, or any other Loan Party or otherwise, all as though such payment had not been made.
     SECTION 2.5 Waiver. Each Guarantor hereby expressly waives:
     (a) promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Loan Party and this Guaranty and any requirement that the Administrative Agent, any other Lender Party or any holder of any Note or any interest therein protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Loan Party, as the case may be; and
     (b) each and every right to which it may be entitled by virtue of the suretyship law of the State of Texas including, without limitation, any rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001, Civil Practice and Remedies Code, and Chapter 34 of the Texas Business and Commerce Code.
     SECTION 2.6 Waiver of Subrogation. Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Loan Party that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender Parties against the Borrower or any other Loan Party or any collateral which the Administrative Agent now has or hereafter acquires, whether or
Exhibit D

4

not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Lender Parties to be credited and applied upon the Obligations, whether matured or unmatured; otherwise it shall be returned to remitter. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Second Lien Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
     SECTION 2.7 Successors, Transferees and Assigns; Transfers of Notes. This Guaranty shall:
     (a) be binding upon each Guarantor, and its successors, transferees and assigns (provided, however, that such Guarantor may not assign any of its obligations hereunder without the prior written consent of all Lenders); and
     (b) inure to the benefit of and be enforceable by each Agent and each other Lender Party.
Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note, Loan or interest therein held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.06 of the Second Lien Credit Agreement.
     SECTION 2.8 Taxes.
     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Guarantor shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) Payment of Other Taxes by each Guarantor. Without limiting the provisions of subsection (a) above, each Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
Exhibit D

5

     (c) Indemnification by the Borrower. Each Guarantor shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Guarantors by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Guarantor to a Governmental Authority, each Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Guarantor is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Guarantors (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Guarantors or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Guarantors or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Guarantors or the Administrative Agent as will enable the Guarantors or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Guarantor or with respect to which any Guarantor has paid additional amounts pursuant to this Section 2.8, it shall pay to such Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Guarantor under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Guarantor, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Guarantor or any other Person.
Exhibit D

6

     The undersigned waives any statutory right to recover from any Lender Party any amount due to any such Lender Party and paid by the undersigned under this Section 2.8.
     SECTION 2.9 Make-Whole Qualifications. Each Lender Party’s claims for reimbursements, payments, indemnities or otherwise under Section 2.8 and the undersigned’s obligations with respect thereto, shall be limited and qualified by and subject to the following:
     (a) the undersigned’s obligation to pay, satisfy or recognize such claim shall be limited to costs or losses incurred within nine (9) months immediately prior to any demand or request therefor upon the undersigned;
     (b) each Lender Party’s demand for reimbursement, payment or indemnity must be limited to that which is being generally applied at the time by such Lender for comparable guarantors and guaranties subject to similar provisions;
     (c) each Lender Party that asserts its rights with respect thereto or which is seeking or imposing such reimbursement, payment or indemnity shall provide evidence regarding the basis of such claim and the calculation and application thereof in reasonable detail and, in determining such amount, each Lender Party may use reasonable methods of attribution and averaging; and
     (d) each Lender Party that is seeking payment, indemnity or reimbursement pursuant to Section 2.8 shall, if so requested by the undersigned use reasonable efforts (subject to the overall policy considerations of such Lender Party) to designate a different lending office hereunder if to do so will avoid the need for, or reduce the amount of, any such payment, indemnity or reimbursement; provided that, Lender Party would, in its sole but reasonable determination, suffer no material economic, legal or regulatory disadvantage or burden.
     SECTION 2.10 Judgment. Each Guarantor hereby agrees that:
     (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, such Guarantor agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase United States Dollars with such other currency on the Business Day preceding that on which final judgment is given.
     (b) The obligation of such Guarantor in respect of any sum due from it to any Lender Party or any holder of a Note hereunder shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender Party or such holder, as the case may be, of any sum adjudged to be so due in such other currency such Lender Party or such holder, as the case may be, may, in accordance with normal banking procedures, purchase United States Dollars with such other currency; in the event that the United States Dollars so purchased are less than the sum originally due to such Lender Party in United States Dollars, such Guarantor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Lender Party and such
Exhibit D

7

holder against such loss, and if the United States Dollars so purchased exceed the sum originally due to such Lender Party or such holder in United States Dollars, such Lender Party or such holder, as the case may be, shall remit to such Guarantor such excess.
     SECTION 2.11 Intercreditor Agreement; Liens. Any Liens securing this Guaranty are subject to the terms of that certain Intercreditor Agreement dated of even date herewith, among the Borrower and the other Loan Parties party thereto, JPMorgan Chase Bank, N.A. (in its capacity as administrative agent for the lenders party to that certain First Lien Credit Agreement), and Administrative Agent, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     SECTION 3.1 Each Guarantor hereby represents and warrants unto each Lender Party that each representation or warranty contained in Article V of the Second Lien Credit Agreement is true and correct as of the date hereof with respect to such Guarantor as if such representation or warranty was set forth in full in this Guaranty and made by such Guarantor.
ARTICLE IV
LIMITATION ON OBLIGATIONS
     SECTION 4.1 Limitation on Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Administrative Agent, any Lender or any Lender Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 4.1 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Administrative Agent, the Lenders and the Lender Parties hereunder to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section 4.1 with respect to the Maximum Liability, except to the extent necessary so that the obligations of each Guarantor hereunder shall not be rendered voidable under applicable law.
     SECTION 4.2 Maximum Liability. Each Guarantor agrees that the obligations guaranteed under this Guaranty may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent, the Lenders and the Lender Parties hereunder. Nothing in this Section 4.2 shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.
Exhibit D

8

     SECTION 4.3 Payments. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for the Guarantors, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 4.3 shall affect any Guarantor’s several liability for the entire amount of the obligations guaranteed under this Guaranty (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 4.3 are for the benefit of the Administrative Agent, the Lenders and the Lender Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
ARTICLE V
MISCELLANEOUS PROVISIONS
     SECTION 5.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Second Lien Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     SECTION 5.2 Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, no Guarantor may assign any of its obligations hereunder without the prior written consent of all Lenders.
     SECTION 5.3 Amendments. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then
Exhibit D

9

such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 5.4 Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing, unless otherwise specifically provided herein and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy (with telephonic confirmation of transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to the Guarantors at the address of the Guarantors specified on the signature pages hereto and to each Agent and each Lender at their addresses specified on the signature pages to the Second Lien Credit Agreement (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given:
     (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address provided herein;
     (b) in the case of telecopy, upon receipt; or
     (c) in the case of registered or certified United States mail, three days after deposit in the mail, postage prepaid.
     SECTION 5.5 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 5.6 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 5.7 Setoff. In addition to, and not in limitation of, any rights of any Lender Party or any holder of a Note under applicable law, each Lender Party and each such holder shall, upon the occurrence of any Default described in Section 8.01(f) of the Second Lien Credit Agreement or any Event of Default, have the right to appropriate and apply to the payment of the obligations of any Guarantor owing to it hereunder, whether or not then due, and each Guarantor hereby grants to each Lender Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with such Lender Party or such holder and any and all property of every kind or description of or in the name of such Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, such Lender Party, such holder or any agent or bailee for such Lender Party or such holder.
     SECTION 5.8 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall
Exhibit D

10

be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
     SECTION 5.9 Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Additional Restricted Subsidiaries of the Borrower may from time to time execute one or more Counterpart Agreements to be attached to this Guaranty and upon delivery of any such Counterpart Agreement to Administrative Agent, such additional Restricted Subsidiary shall be a Guarantor hereunder for all purposes.
     SECTION 5.10 Subordination. Each Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed to any such Guarantor by Borrower or any other Guarantor (in this paragraph, the “Obligors”). Each Guarantor agrees that during the continuance of any Event of Default it will neither permit any Obligor to repay such indebtedness or any part thereof nor accept payment from any Obligor of such indebtedness or any part thereof without the prior written consent of Administrative Agent. If any Guarantor receives any such payment without the prior written consent of Administrative Agent, the amount so paid shall be held in trust for the benefit of the Lender Parties, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to Administrative Agent to be held by Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by Administrative Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as Administrative Agent shall elect in accordance with the provisions of the Second Lien Credit Agreement.
     SECTION 5.11 Governing Law, Entire Agreement. THIS GUARANTY SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
     SECTION 5.12 Waiver of Jury Trial. EACH OF THE GUARANTORS, AGENTS AND LENDER PARTIES HEREBY (a) IRREVOCABLY WAIVES, THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO AND ACCEPT
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11

THIS GUARANTY, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.
     SECTION 5.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR ANY GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.
Exhibit D

12

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
Exhibit D

13

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

INITIAL GUARANTORS:	CONCHO EQUITY HOLDINGS CORP.

By:

Name: Curt F. Kamradt
Title: Vice President and Chief Financial Officer

COG OPERATING LLC

By:

Name: Curt F. Kamradt
Title: Vice President and Chief Financial Officer

COG OIL & GAS LP
	By:	COG Operating LLC, its sole general partner

By:

Name: Curt F. Kamradt
Title: Vice President and Chief Financial Officer

COG REALTY LLC

By:

Name: Curt F. Kamradt
Title: Vice President and Chief Financial Officer

CONCHO ENERGY SERVICES LLC

By:

Name: Curt F. Kamradt
Title: Vice President and Chief Financial Officer
Exhibit D

S - 1

Notice information for all Initial Guarantors:
Address:	550 W. Texas, Suite 1300
Midland, Texas 79701
Attention:	Curt F. Kamradt
Telephone:	(432) 683-7443
Telecopy:	(432) 683-7441

with a copy to:

David Copeland
Address:	550 W. Texas, Suite 1300
Midland, Texas 79701
Telephone:	(432) 683-7443
Telecopy:	(432) 683-7441
Exhibit D

S - 2

EXHIBIT E
FORM OF SOLVENCY CERTIFICATE
     The undersigned, as Chief Financial Officer of Concho Resources Inc., a Delaware corporation (the “Borrower”), hereby gives this Solvency Certificate to induce Bank of America, N.A., as Administrative Agent for the Lenders (defined below) (the “Administrative Agent”) and the Lenders to consummate certain financial accommodations pursuant to the terms and conditions of that certain Second Lien Credit Agreement dated the date hereof (the “Credit Agreement”) among the Borrower, the lenders signatory thereto (“Lenders”), and Bank of America, N.A., as administrative agent. Capitalized terms used in this certificate are defined in the Credit Agreement, unless otherwise stated.
     The undersigned hereby certifies to the Administrative Agent that:
     1. The undersigned is familiar with the business and financial affairs of the Borrower, including, without limitation, the Transactions and the matters hereinafter described.
     2. Immediately following the consummation of, and after giving effect to, the transactions contemplated by the Loan Documents and the application of the proceeds from the fundings being made on the Closing Date, the Borrower is solvent.
     3. The Borrower does not intend to incur, or believe it will incur, debts beyond its ability to pay as they mature.

DATED: March 27, 2007 CONCHO RESOURCES INC., a Delaware corporation
By:
Chief Financial Officer

Form of Solvency Certificate
Exhibit E

EXHIBIT F
FORM OF MORTGAGE
Form of Mortgage
Exhibit F

EXHIBIT F
FORM OF MORTGAGE
Form of Mortgage
FORM OF
SECOND LIEN MORTGAGE, LINE OF CREDIT MORTGAGE, DEED OF TRUST,
ASSIGNMENT, SECURITY AGREEMENT AND FINANCING STATEMENT
FROM
COG OIL & GAS LP,
a Texas limited partnership,
(Taxpayer I.D. No. 14-1913261)
(Organizational I.D. No. 800364536)
TO
Jeffrey H. Rathkamp, as Trustee,
AND
BANK OF AMERICA, N.A.,
as Administrative Agent
Dated as of
A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.
THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.
THE OIL AND GAS INTERESTS INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.
THOSE PORTIONS OF THE MORTGAGED PROPERTY WHICH ARE MINERALS OR OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING, WITHOUT LIMITATION, OIL AND GAS), AND THE ACCOUNTS RELATING THERETO, WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED NOW OR HEREAFTER ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO. THIS INSTRUMENT ALSO COVERS AS-EXTRACTED COLLATERAL AND GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THIS INSTRUMENT IS TO BE FILED OF RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE COUNTIES, RECORDING DISTRICTS AND/OR PARISHES REFERENCED IN EXHIBIT A HERETO AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN EXHIBIT A HERETO.
Exhibit F

THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH IS DESCRIBED IN EXHIBIT A HERETO.
SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY IS OR IS TO BE AFFIXED TO THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.
A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
THIS INSTRUMENT WAS PREPARED BY AND WHEN RECORDED AND/OR FILED RETURNED TO:
Tristan E. Propst
Mayer, Brown, Rowe & Maw LLP
700 Louisiana, Suite 3400
Houston, Texas 77002
Exhibit F

ii

SECOND LIEN MORTGAGE, LINE OF CREDIT MORTGAGE, DEED OF TRUST,
ASSIGNMENT, SECURITY AGREEMENT AND FINANCING STATEMENT
     THIS SECOND LIEN MORTGAGE, LINE OF CREDIT MORTGAGE, DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT AND FINANCING STATEMENT (this “Mortgage”), dated as of ___, is from COG OIL & GAS LP, a Texas limited partnership (herein the “Mortgagor”), having its chief executive office at 550 W. Texas, Suite 1300, Midland, Texas 79701, to Jeffrey H. Rathkamp of Boston, Massachusetts, as Trustee (herein the “Trustee”), and BANK OF AMERICA, N.A., having its principal office at 100 Federal Street, Mail Stop MA DE 10008D, Boston, Massachusetts 02110 (herein called “Bank of America”), as Administrative Agent for the lenders and other financial institutions parties to the Credit Agreement referred to below (herein, in such capacity, together with any successor(s) thereto in such capacity, called the “Administrative Agent”).
RECITALS:
     1. Pursuant to a Second Lien Credit Agreement dated as of ___, by and among Concho Resources Inc., a Delaware corporation (the “Borrower”), Bank of America, N.A., as Administrative Agent, and the other various commercial lending institutions (individually a “Lender” and collectively the “Lenders”) from time to time parties thereto (together with all amendments, supplements, restatements and other modifications, if any, thereafter made thereto, the “Credit Agreement”), pursuant to which, upon the terms and subject to the conditions therein set forth the Lenders have extended Commitments to make term Loans to the Borrower in an aggregate principal amount not exceeding $200,000,000.00 at any time outstanding.
     2. The Loans to be made by the Lenders pursuant to the terms of the Credit Agreement may be evidenced by Notes (as defined in the Credit Agreement and used herein with the same meaning) from the Borrower, payable to the order of each respective Lender, each bearing interest at the rates provided for in the Credit Agreement, and each containing provisions for payment of attorneys’ fees and acceleration of maturity upon an Event of Default.
     3. It is a condition precedent to the making of the Loan under the Credit Agreement that the Mortgagor have duly authorized the execution, delivery and performance of this Mortgage.
     4. The Mortgagor is a Subsidiary of the Borrower. In consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Mortgagor, and in order to induce the Lenders to extend credit under the Credit Agreement, and because the Mortgagor has determined that executing this Mortgage is in its interest and to its financial benefit, the Mortgagor is willing to execute this Mortgage.
     5. For all purposes of this Mortgage, unless the context otherwise requires:
     (a) “Guaranty” shall mean that certain Guaranty dated as of ___, executed by the Mortgagor and certain other Subsidiaries of the Borrower in favor of the Lender Parties, as it may be amended, restated, modified or supplemented from time to time.
Exhibit F

1

     (b) “Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, and all products refined or separated therefrom;
     (c) “Indebtedness” shall have the meaning set forth in Section 1.2 hereof;
     (d) “lands described in Exhibit A” shall include any lands which are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference to another instrument or document, and shall also include any lands now or hereafter unitized or pooled with lands which are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference to another instrument or document;
     (e) “Lender Parties” shall mean, as the context may require, the Administrative Agent, any Lender, and each of their respective successors, transferees and assigns;
     (f) [Intentionally Omitted];
     (g) “Mortgaged Property” shall mean the properties, rights and interests hereinafter described and defined as the Mortgaged Property;
     (h) “Notes” shall mean, collectively, any Notes dated ___, issued by the Borrower in the aggregate principal amount not to exceed $200,000,000 bearing interest at the rates provided for in the Credit Agreement and providing for the payment of attorney’s fees and acceleration of maturity as set forth in the Credit Agreement, and with a present maturity date of ___, or such other date as provided for in the Credit Agreement, all as more particularly described therein or in the Credit Agreement;
     (i) “oil and gas leases” shall include oil, gas and mineral leases, subleases and assignments thereof, operating rights, and shall also include subleases and assignments of operating rights;
     (j) “Operating Equipment” shall mean all surface or subsurface machinery, goods, equipment, fixtures, inventory, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on or under any of the lands described in Exhibit A which are useful for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons (together with all accessions, additions and attachments to any thereof), including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, tubular goods, rods, pumping units and engines, christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunk lines), chemicals, solutions, water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading docks, loading racks and shipping facilities;
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     (k) “Production Sale Contracts” shall mean contracts now in effect, or hereafter entered into by the Mortgagor, or entered into by the Mortgagor’s predecessors in interest, for the sale, purchase, exchange, gathering, transportation, treating or processing of Hydrocarbons produced from the lands described in Exhibit A attached hereto and made a part hereof;
     (l) [Intentionally Omitted]; and
     (m) “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the states of Texas and New Mexico, and the terms “Account,” “Account Debtor,” “As-Extracted Collateral,” “Chattel Paper,” “Deposit Account,” “Document,” “General Intangibles,” “Goods,” “Equipment,” “Fixtures,” “Inventory,” “Instrument,” and “Proceeds” shall have the respective meanings assigned to such terms in the Uniform Commercial Code.
     Unless otherwise defined herein or the context otherwise requires, terms used in this Mortgage (including its preamble and recitals) have the meanings provided in the Credit Agreement.
     NOW, THEREFORE, the Mortgagor, for and in consideration of the premises and of the debts and trusts provided in the Credit Agreement and hereinafter, has GRANTED, BARGAINED, SOLD, WARRANTED, MORTGAGED, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, TRANSFER and CONVEY unto the Trustee, in trust, with a POWER OF SALE, for the use and benefit of the Administrative Agent, for itself and as agent for the Lender Parties (and where appropriate to effectuate the provisions of Section 5.13 hereof, does hereby MORTGAGE, to Administrative Agent), all the Mortgagor’s right, title and interest, whether now owned or hereafter acquired, in and to all of the hereinafter described properties, rights and interests that are located in (or cover properties located within) the States of New Mexico or Texas or which are located within (or cover property located within) the offshore area over which the United States of America asserts jurisdiction and to which the laws of the State of Texas are applicable with respect to this Mortgage and/or the lien or security interests created hereby; and, insofar as such properties, rights and interests consist of Equipment, General Intangibles, Accounts, Contract Rights, Inventory, Fixtures, As-Extracted Collateral, Chattel Paper, Documents, Deposit Accounts, Goods, Instruments, Proceeds of collateral or any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code (as in effect in the appropriate jurisdiction with respect to each of said properties, rights and interests), the Mortgagor hereby grants to the Administrative Agent, for the pro rata and pari passu use and benefit of the Lender Parties, a security interest therein, whether now owned or hereafter acquired; namely:
     (a) the lands described in Exhibit A, and the oil and gas leases, the fee, mineral, overriding royalty, royalty and other interests which are specifically described in Exhibit A,
     (b) the presently existing and (subject to the terms of Section 2.7 hereof) hereafter arising unitization, unit operating, communitization and pooling agreements and the properties covered and the units created thereby (including, without limitation, all units and forced pooling acreage formed under orders, regulations, rules, approvals,
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decisions or other official acts of any federal, state or other governmental agency having jurisdiction) which are specifically described in Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A,
     (c) the Hydrocarbons which are in, under, upon, produced or to be produced from the lands described in Exhibit A,
     (d) the Production Sale Contracts,
     (e) the Operating Equipment,
     (f) without duplication of any other provision of this granting clause, Equipment, Fixtures and other Goods necessary or used in connection with, and Inventory, Accounts, General Intangibles, As-Extracted Collateral, Chattel Paper, Deposit Accounts, Documents, Instruments and Proceeds arising from, or relating to, the properties and other interests described in Exhibit A, and
     (g) any and all liens and security interests in Hydrocarbons securing the payment of Proceeds from the sale of Hydrocarbons, including but not limited to those liens and security interests provided by the statutes of Texas or New Mexico, as applicable;
together with any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all accounts, contracts, contract rights, options, nominee agreements, operating agreements, processing agreements, farmin agreements, farmout agreements, joint venture agreements, exploration agreements, bottomhole agreements, dryhole agreements, support agreements, acreage contribution agreements, insurance policies, title opinions, title abstracts, title materials and information, files, records, writings, data bases, information, systems, logs, well cores, fluid samples, production data and reports, well testing data and reports, maps, seismic and geophysical, geological and chemical data and information, interpretative and analytical reports of any kind or nature (including, without limitation, reserve studies and reserve evaluations), computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, trademarks, service marks and business names and the goodwill of the business relating thereto, copyrights, copyright registrations, unpatented inventions, patent applications and patents, rights-of-way, franchises, easements, servitudes, surface leases, permits, licenses, tenements, hereditaments, appurtenances, general intangibles, rents, issues, profits, products and proceeds, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid in this granting clause referenced, and all other things of value and incident thereto (including, without limitation, any and all liens, lien rights, security interests and other rights and interests) which the Mortgagor might at any time have or be entitled to, and, to the extent not included in the foregoing (whether or not related to the land described in Exhibit A), all other equipment, inventory, accounts, money, payment intangibles, deposit accounts, contracts, contract rights, rights to payment of money (whether or not earned and including under any warranty, condemnation award, indemnity or guaranty), chattel paper, documents, documents of title, instruments, letters of credit, letter-of-credit rights, general intangibles, intellectual property (including patent rights, copyrights, trademarks and computer hardware and software), bank
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accounts, investment property, fixtures and other supporting obligations and in each case together with all accessions, substitutions, replacements, products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing, and all of the Mortgagor’s other property and rights of every kind and description and interest therein; all the aforesaid properties, rights and interests, to the full extent of the Mortgagor’s right, title and interest, including alike the Mortgagor’s entire legal and beneficial interest therein, whether now owned or hereafter acquired, together with any additions thereto which may be subjected to the lien and security interest of this Mortgage by means of supplements hereto, being hereinafter called the “Mortgaged Property”.
     Subject, however, to (i) the restrictions, exceptions, reservations, conditions, limitations, interests and other matters, if any, set forth or referred to in the specific descriptions of such properties and interests in Exhibit A (including all presently existing royalties, overriding royalties, payments out of production and other burdens which are referred to in Exhibit A and which are taken into consideration in computing any percentage, decimal or fractional interest as set forth in Exhibit A), (ii) the assignment of production contained in Article III hereof, but only insofar and so long as said assignment of production is not inoperative under the provisions of Section 3.5 hereof, and (iii) the condition that none of the Trustee, the Administrative Agent or any of the Lender Parties shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Mortgaged Property.
     TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee and the Administrative Agent (as the case may be) forever to secure the payment of the Indebtedness and to secure the performance of the obligations of the Mortgagor herein contained.
     The Mortgagor, in consideration of the premises, to induce the Lenders to make the Loans, hereby covenants and agrees with the Trustee, the Administrative Agent and the Lenders as follows:
ARTICLE I
INDEBTEDNESS SECURED
     Section 1.1 Items of Indebtedness Secured. The following items of indebtedness are secured hereby:
     1.1.1 All Obligations now or hereafter existing (including any future advances) under the Notes, the Guaranty and all other obligations and liabilities of the Borrower and the Mortgagor under and in connection with the Credit Agreement or any of the other Loan Documents;
     1.1.2 Any promissory note taken in extension or renewal of or in replacement or substitution for any of the Notes;
     1.1.3 Any and all other Obligations under the Credit Agreement of the Borrower and the Mortgagor to the Lenders now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless or how evidenced or arising;
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     1.1.4 Any sums advanced or expenses or costs incurred by the Trustee, the Administrative Agent or the Lender Parties (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed;
     1.1.5 [Intentionally Omitted];
     1.1.6 Any extensions or renewals of all such items of indebtedness described in the immediately preceding subparagraphs above, whether or not the Borrower or the Mortgagor executes any extension agreement or renewal instruments.
     Section 1.2 Indebtedness Defined. All the above items of indebtedness are hereinafter collectively referred to as the “Indebtedness”.
     Section 1.3 NEW MEXICO AGGREGATE UNPAID PRINCIPAL AMOUNT. AS TO ONLY THE MORTGAGED PROPERTY SITUATED IN THE STATE OF NEW MEXICO, THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF THE INDEBTEDNESS OUTSTANDING AT ANY PARTICULAR TIME (AFTER HAVING GIVEN EFFECT TO ALL ADVANCES AND ALL REPAYMENTS MADE PRIOR TO SUCH TIME) WHICH IS SECURED BY PROPERTY LOCATED IN NEW MEXICO SHALL NOT AGGREGATE AN UNPAID PRINCIPAL AMOUNT IN EXCESS OF THREE HUNDRED MILLION AND NO/100 DOLLARS ($300,000,000.00).
ARTICLE II
PARTICULAR COVENANTS AND WARRANTIES
OF THE MORTGAGOR
     Section 2.1 Payment of the Indebtedness. The Mortgagor will duly and punctually pay its respective Indebtedness, and duly and punctually perform each and every obligation performable by it under the Credit Agreement and each other Loan Document.
     Section 2.2 Warranties. The Mortgagor represents and warrants to the Trustee, the Administrative Agent and the other Lender Parties that (a) except where individually or in the aggregate it would not have a Material Adverse Effect, the oil and gas leases described in Exhibit A hereto are valid, subsisting leases, superior and paramount to all other oil and gas leases respecting the properties to which they pertain, (b) except where individually or in the aggregate it would not have a Material Adverse Effect, all producing wells located on the lands described in Exhibit A have been drilled, operated and produced in conformity with all applicable laws, rules and regulations of all authorities having jurisdiction, and are subject to no penalties on account of past production, and such wells are in fact bottomed under and are producing from, and the well bores are wholly within, the lands described in Exhibit A, (c) the Mortgagor has valid, good and indefeasible title to each property right or interest constituting the Mortgaged Property and has a good and legal right to grant, convey and mortgage the same to the Trustee, and without limitation as to the coverage of this instrument, where working interest or a net revenue interest is shown on Exhibit A, the Mortgagor’s working interest is not greater than that shown and that its net revenue interest is not less than that shown, (d) the Mortgaged Property is free from all encumbrances or liens whatsoever, except as may be specifically set
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forth in Exhibit A or as permitted by the provisions of Section 2.5.5 hereof, and (e) except where individually or in the aggregate it would not have a Material Adverse Effect, no Mortgagor is obligated, by virtue of any prepayment under any contract providing for the sale by the Mortgagor of Hydrocarbons which contains a “take or pay” clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor. The Mortgagor will warrant and forever defend the Mortgaged Property unto the Trustee against every person whomsoever lawfully claiming the same or any part thereof, and the Mortgagor will maintain and preserve the lien and security interest hereby created so long as any of the Indebtedness remains unpaid.
     Section 2.3 Further Assurances. The Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as in the opinion of the Trustee may be necessary or desirable to carry out more effectually the purposes of this Mortgage, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property or in the execution and acknowledgment of this Mortgage, any Note, the Guaranty, or any other document executed in connection herewith, and (b) upon and during the continuance of an Event of Default, prompt execution and delivery of all notices to parties producing, purchasing or receiving proceeds of production from the Mortgaged Property, and all division orders or transfer orders, any of which, in the opinion of the Administrative Agent, is needed to transfer effectually or to assist in transferring effectually to the Administrative Agent the assigned proceeds of production from the Mortgaged Property.
     Section 2.4 Taxes. Subject to (a) the Mortgagor’s right to contest the same and (b) the extent provided in Section 6.04 of the Credit Agreement, the Mortgagor will promptly pay all taxes, assessments and governmental charges legally imposed upon this Mortgage or upon the Mortgaged Property, or upon the interest of the Trustee, the Administrative Agent or the Lenders therein, or upon the income and profits thereof.
     Section 2.5 Operation of the Mortgaged Property. So long as the Indebtedness or any part thereof remains unpaid, and whether or not the Mortgagor is the operator of the Mortgagor’s Mortgaged Property, the Mortgagor shall, at its own expense:
     2.5.1 do all things necessary to keep unimpaired the Mortgagor’s rights in the Mortgaged Property and not, except (i) in the ordinary course of business or (ii) to the extent expressly provided in the Credit Agreement, (x) enter into any operating agreement with respect to the Mortgaged Property, (y) abandon any well, or (z) forfeit, surrender or release any oil and gas lease or any rights in the Mortgaged Property, without the prior written consent of the Administrative Agent;
     2.5.2 cause the lands described in Exhibit A to be maintained, developed, protected against drainage, and continuously operated for the production of Hydrocarbons in a good and workmanlike manner as would a prudent operator, and in accordance with generally accepted practices, applicable operating agreements, and all applicable federal, state and local laws, rules and regulations, excepting those being contested in good faith;
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     2.5.3 cause to be paid, promptly as and when due and payable, all rentals and royalties payable in respect of the Mortgaged Property, and all expenses incurred in or arising from the operation or development of the Mortgaged Property;
     2.5.4 cause the Operating Equipment to be kept in good and effective operating condition and all repairs, renewals, renovations, replacements, additions and improvements thereof or thereto, needful to the production of Hydrocarbons from the lands described in Exhibit A, to be promptly made as would a prudent operator;
     2.5.5 cause the Mortgaged Property to be kept free and clear of liens, charges and encumbrances of every character, other than (1) the lien and security interest hereof, (2) taxes constituting a lien but not due and payable, (3) defects or irregularities in title, and liens, charges or encumbrances, which are not such as to interfere materially with the development, operation or value of the Mortgaged Property and not such as to affect materially title thereto, (4) those set forth or referred to in Exhibit A, (5) those being contested by the Mortgagor in good faith in such manner as not to jeopardize the Trustee’s and the Lenders’ rights in and to the Mortgaged Property, (6) other Permitted Encumbrances, (7) liens and security interest securing the First Lien Facility and (8) those consented to in writing by the Administrative Agent; and
     2.5.6 carry insurance with financially sound and reputable insurance companies and in amounts and covering such risks as are in accordance with normal industry practice for companies engaged in similar businesses and owning similar properties in the same general areas in which the Mortgaged Property is located.
     Section 2.6 Recording. The Mortgagor will promptly, and at its expense, record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect and renew the lien and security interest hereof as a second lien on and perfected security interest in real or personal property, as the case may be, and the rights and remedies of the Trustee and of the Administrative Agent and the Lenders, and otherwise will do and observe all things or matters necessary or expedient to be done or observed by reason of any law or regulation of any State or of the United States of America or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the lien and security interest hereof on and in the Mortgaged Property.
     Section 2.7 Sale or Mortgage of the Mortgaged Property by Mortgagor. Except for (a) sales and other dispositions expressly permitted by Section 7.05 in the Credit Agreement, (b) sales of severed Hydrocarbons in the ordinary course of the Mortgagor’s business and (c) the lien and security interest created by this Mortgage and other liens permitted under Section 2.5.5 above, the Mortgagor will not sell, convey, mortgage, pledge or otherwise dispose of or encumber the Mortgaged Property nor any portion thereof, nor the Mortgagor’s right, title or interest therein, without first securing the written consent of the Administrative Agent as provided in the Credit Agreement.
     Section 2.8 Records, Statements and Reports. The Mortgagor will keep proper books of record and account in which complete and correct entries will be made of its transactions in accordance with generally accepted accounting principles and will furnish or cause to be
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furnished to the Lenders such information concerning its business, affairs and financial condition as the Trustee or the Lenders may from time to time reasonably request.
     Section 2.9 No Governmental Approvals. The Mortgagor represents and warrants that no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this Mortgage, the Guaranty or of the Notes, or to authorize the observance or performance of the covenants herein contained, or that such approvals as are required have been obtained or will be obtained promptly.
     Section 2.10 Right of Entry. The Mortgagor will permit the Trustee, the Administrative Agent or the Lenders, or the agents of any of them (upon and during the continuance of an Event of Default, at the cost and expense and risk of the Mortgagor, but otherwise at the expense and risk of the applicable Trustee, Administrative Agent or Lender) to enter upon the Mortgaged Property, and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof.
     Section 2.11 Qualification of Mortgagor. (a) The cover page to this instrument lists the legal name of the Mortgagor as registered in the jurisdiction in which the Mortgagor is organized, formed or incorporated, and the Mortgagor’s taxpayer identification number, (b) the Mortgagor’s state of incorporation, formation or organization, its organization identification number as designated by the state of its incorporation, formation or organization, and its principal place of business (or, if it has more than one place of business, its chief executive office) are as set forth in the Credit Agreement, (c) Mortgagor is not nor has it been known by any trade name or assumed name, and (d) the Mortgagor will continue to be duly qualified to transact business in each state where the conduct of its business requires it to be qualified, except for any failure to qualify that could not be reasonably expected to have a Material Adverse Effect.
ARTICLE III
ASSIGNMENT OF PRODUCTION
     Section 3.1 Assignment. As further security for the payment of the Indebtedness and performance of the Mortgagor’s obligations under the Credit Agreement and the other Loan Documents, the Mortgagor hereby transfers, assigns, warrants and conveys to the Administrative Agent for the pro rata and pari passu use and benefit of the Lender Parties, effective as of the date hereof, at 7:00 A.M., local time, all Hydrocarbons which are thereafter produced from and which accrue to the Mortgaged Property, and all proceeds therefrom until the final payment of the Indebtedness, the termination of the Commitments and the release or cancellation of the Mortgage of record. All parties producing, purchasing or receiving any such Hydrocarbons, or having such, or proceeds therefrom, in their possession for which they or others are accountable to the Administrative Agent by virtue of the provisions of this Article, are authorized and directed to treat and regard the Administrative Agent as the assignee and transferee of the Mortgagor and entitled in the Mortgagor’s place and stead to receive such Hydrocarbons and all proceeds therefrom; and said parties and each of them shall be fully protected in so treating and regarding the Administrative Agent and shall be under no obligation to see to the application by the Administrative Agent of any such proceeds or payments received by it.
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     Section 3.2 Application of Proceeds. All payments received by the Administrative Agent pursuant to Section 3.1 hereof shall be placed in a cash collateral account at the principal office of the Administrative Agent and on the first business day of each calendar month applied as set forth in Section 8.03 of the Credit Agreement.
     Section 3.3 No Liability of the Administrative Agent in Collecting. The Administrative Agent is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of the Administrative Agent or the Lenders under this Article) and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for funds actually received.
     Section 3.4 Assignment Not a Restriction on the Administrative Agent’s Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Indebtedness regardless of whether the proceeds assigned by this Article are sufficient to pay the same, and the rights under this Article shall be in addition to all other security now or hereafter existing to secure the payment of the Indebtedness.
     Section 3.5 Status of Assignment. Notwithstanding the other provisions of this Article, the Trustee or any receiver appointed in judicial proceedings for the enforcement of this Mortgage shall have the right to receive all of the Hydrocarbons herein assigned and the proceeds therefrom after any Indebtedness has been declared due and payable in accordance with the provisions of Section 4.1 hereof and to apply all of said proceeds as provided in Section 3.2 hereof. Upon any sale of the Mortgaged Property or any part thereof pursuant to Article V, the Hydrocarbons thereafter produced from the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article.
     Section 3.6 Indemnity. The Mortgagor agrees to indemnify the Trustee, the Administrative Agent, the Lender Parties, and their respective Affiliates, directors, officers, employees, counsel, agents, and attorneys-in-fact, or any of the foregoing Persons against all claims, damages, actions, liabilities, judgments, costs, attorneys’ fees or other charges of whatsoever kind or nature (all hereinafter in this Section 3.6 called “claims”) made against or incurred by them or any of them and arising out of, in connection with, or as a result of the assertion, either before or after the payment in full of the Indebtedness, that they or any of them received Hydrocarbons herein assigned or the proceeds thereof claimed by third persons, and the Trustee, the Administrative Agent, and the Lenders shall have the right to defend against any such claims, employing attorneys therefor, and unless furnished with reasonable indemnity, they or any of them shall have the right to pay or compromise and adjust all such claims. The Mortgagor will indemnify and pay to the Trustee, the Administrative Agent or the Lenders, as the case may be, any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against the Trustee, the Administrative Agent or the Lenders or any of them. The obligations of the Mortgagor as hereinabove set forth in this Section 3.6 shall survive the release, termination, foreclosure or assignment of this Mortgage or any sale hereunder.
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ARTICLE IV
EVENTS OF DEFAULT
     Section 4.1 Events of Default Hereunder. As used herein, “event of default” means an Event of Default under the Credit Agreement. In case any “event of default” shall occur and be continuing, then and in any such event the Administrative Agent at its option may, as provided in the Credit Agreement, declare the entire unpaid principal of and the interest accrued on the Notes and all other Indebtedness secured hereby to be forthwith due and payable, without any notice or demand of any kind, both of which are hereby expressly waived.
ARTICLE V
ENFORCEMENT OF THE SECURITY
     Section 5.1 Power of Sale of Real Property Constituting a Part of the Mortgaged Property. Upon the occurrence of an event of default and if such event shall be continuing, the Trustee shall have the right and power to sell, to the extent permitted by law, at one or more sales, as an entirety or in parcels, as it may elect, the real property constituting a part of the Mortgaged Property, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers; and the Mortgagor shall warrant title to such real property to such purchaser or purchasers. The Trustee may postpone the sale of all or any portion of such real property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and the Trustee may make other and successive sales until all of the Mortgaged Property be legally sold.
     Section 5.2 Rights of the Trustee with Respect to Personal Property Constituting a Part of the Mortgaged Property. Upon the occurrence of an event of default and if such event shall be continuing, the Trustee will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code, including, but not limited to, the right to take possession of all personal property constituting a part of the Mortgaged Property, and for this purpose the Trustee may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. The Trustee may require the Mortgagor to assemble such personal property and make it available to the Trustee at a place to be designated by the Trustee which is reasonably convenient to all parties. Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Trustee will give the Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to the Mortgagor at the address shown below the signatures at the end of this Mortgage at least ten (10) days before the time of the sale or disposition.
     Section 5.3 Rights of the Trustee with Respect to Fixtures Constituting a Part of the Mortgaged Property. Upon the occurrence of an event of default and if such event shall be continuing, the Trustee may elect to treat the fixtures constituting a part of the Mortgaged
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Property as either real property collateral or personal property collateral and then proceed to exercise such rights as apply to such type of collateral.
     Section 5.4 Judicial Proceedings. Upon occurrence of an event of default and if such event shall be continuing, the Trustee or the Administrative Agent, in lieu of or in addition to exercising any power of sale hereinabove given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.
     Section 5.5 Possession of the Mortgaged Property. It shall not be necessary for the Trustee to have physically present or constructively in his possession at any sale held by the Trustee or by any court, receiver or public officer any or all of the Mortgaged Property; and the Mortgagor shall deliver to the purchasers at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to such purchaser at such sale as completely as if the same had been actually present and delivered.
     Section 5.6 Certain Aspects of a Sale. The Administrative Agent shall have the right to become the purchaser at any sale held by the Trustee or by any court, receiver or public officer, and the Administrative Agent shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Indebtedness after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein or appointment of any successor Trustee hereunder.
     Section 5.7 Receipt to Purchaser. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in any wise answerable for any loss, misapplication or nonapplication thereof.
     Section 5.8 Effect of Sale. Any sale or sales of the Mortgaged Property, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor, and the Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Mortgagor or the Mortgagor’s successors or assigns. Nevertheless, the Mortgagor, if requested by the Trustee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.
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     Section 5.9 Application of Proceeds. The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall be applied as set forth in Section 8.03 of the Credit Agreement.
     Section 5.10 The Mortgagor’s Waiver of Appraisement, Marshalling and Other Rights. The Mortgagor agrees, to the full extent that the Mortgagor may lawfully so agree, that the Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but the Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, so far as the Mortgagor or those claiming through or under the Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, waives, to the extent that the Mortgagor may lawfully do so, any and all right to have the Mortgaged Property marshalled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Trustee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, further waives, to the full extent that the Mortgagor may lawfully do so, any requirement for posting a receiver’s bond or replevin bond or other similar type of bond if the Trustee commences an action for appointment of a receiver or an action for replevin to recover possession of any of the Mortgaged Property. If any law in this paragraph referred to and now in force, of which the Mortgagor or the Mortgagor’s successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this paragraph. Pursuant to Section 39-5-19, New Mexico Statutes, Annotated, 1978 Comp., as amended, the Mortgagor agrees that as to the Mortgaged Property situated in the State of New Mexico, the redemption period shall be shortened to one (1) month.
     Section 5.11 Costs and Expenses. All costs and expenses (including attorneys’ fees) incurred by the Trustee, the Administrative Agent or the Lenders in protecting and enforcing their rights hereunder, shall constitute a demand obligation owing by the Mortgagor to the party incurring such costs and expenses and shall draw interest at an annual rate (herein called the “Default Rate”) equal to 2% plus the rate applicable to ABR Loans until paid, all of which shall constitute a portion of the Indebtedness.
     Section 5.12 Sale of the Mortgaged Property in Texas. If any Indebtedness is not paid when due, whether by acceleration or otherwise, the Trustee is hereby authorized and empowered to sell any part of the Mortgaged Property located in the State of Texas at public sale to the highest bidder for cash in the area at the county courthouse of the county in Texas in which the Texas portion of the Mortgaged Property or any part thereof is situated, as herein described, designated by such county’s commissioner’s court for such proceedings, or if no area is so designated, at the door of the county courthouse of said county, at a time between the hours of 10:00 A.M. and 4:00 P.M. which is no later than three (3) hours after the time stated in the notice described immediately below as the earliest time at which such sale would occur on the
Exhibit F

13

first Tuesday of any month, after advertising the earliest time at which said sale would occur, the place, and terms of said sale, and the portion of the Mortgaged Property to be sold, by (a) posting (or by having some person or persons acting for the Trustee post) for at least twenty-one (21) days preceding the date of the sale, written or printed notice of the proposed sale at the courthouse door of said county in which the sale is to be made; and if such portion of the Mortgaged Property lies in more than one county, one such notice of sale shall be posted at the courthouse door of each county in which such part of the Mortgaged Property is situated and such part of the Mortgaged Property may be sold in the area at the county courthouse of any one of such counties designated by such county’s commissioner’s court for such proceedings, or if no area is designated, at the courthouse door of such county, and the notice so posted shall designate in which county such property shall be sold, and (b) filing in the office of the county clerk of each county in which any part of the Texas portion of the Mortgaged Property which is to be sold at such sale is situated a copy of the notice posted in accordance with the preceding clause (a). In addition to such posting and filing of notice, the Lenders or other holder of the Indebtedness shall, at least twenty-one (21) days preceding the date of sale, serve or cause to be served written notice of the proposed sale by certified mail on the Mortgagor and on each other debtor, if any, obligated to pay the Indebtedness according to the records of the Lenders or other holder of the Indebtedness. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper properly addressed to the Mortgagor and such other debtors at their most recent address or addresses as shown by the records of the Lenders or other holder of the Indebtedness in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be prima facie evidence of the fact of service. The Mortgagor agrees that no notice of any sale, other than as set out in this paragraph, need be given by the Trustee, the Lenders or any other person. The Mortgagor hereby designates as its address for the purpose of such notice the address set out on the signature page hereof; and agrees that such address shall be changed only as provided in the Credit Agreement or by depositing notice of such change enclosed in a postpaid wrapper in a post office or official depository under the care and custody of the United States Postal Service, certified mail, postage prepaid, return receipt requested, addressed to the Administrative Agent at the address for the Administrative Agent set out herein (or to such other address as the Administrative Agent may have designated by notice given as above provided to the Mortgagor and such other debtors). Any such notice of change of address of the Mortgagor or other debtors or of the Administrative Agent shall be effective three (3) business days after such deposit if such post office or official depository is located in the State of Texas, otherwise to be effective upon receipt. The Mortgagor authorizes and empowers the Trustee to sell the Texas portion of the Mortgaged Property in lots or parcels or in its entirety as the Trustee shall deem expedient; and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto by fee simple title, with evidence of general warranty by the Mortgagor, and the title of such purchaser or purchasers when so made by the Trustee, the Mortgagor binds itself to warrant and forever defend. Where portions of the Mortgaged Property lie in different counties, sales in such counties may be conducted in any order that the Trustee may deem expedient; and one or more such sales may be conducted in the same month, or in successive or different months as the Trustee may deem expedient. Notwithstanding anything to the contrary contained herein, the Trustee may postpone the sale provided for in this Section 5.12 at any time without the necessity of a public announcement. The provisions hereof with respect to the posting and giving of notices of sale are intended to comply with the provisions of Section 51.002 of the Property Code of the State of Texas, effective January 1, 1984, and in the event the requirements, or any notice, under such
Exhibit F

14

Section 51.002 of the Property Code of the State of Texas shall be eliminated or the prescribed manner of giving such notices modified by future amendment to, or adoption of any statute superseding, Section 51.002 of the Property Code of the State of Texas, the requirement for such particular notices shall be deemed stricken from or modified in this Mortgage in conformity with such amendment or superseding statute, effective as of the effective date thereof.
     Section 5.13 Effective as Mortgage. This Mortgage shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an event of default may be foreclosed as to any of the Mortgaged Property in any manner permitted by applicable law, and any foreclosure suit may be brought by Trustee or by Administrative Agent. To the extent, if any, required to cause this Mortgage to be so effective as a mortgage as well as a deed of trust, Mortgagor hereby mortgages the Mortgaged Property to Administrative Agent.
     Section 5.14 Operation of the Mortgaged Property by the Trustee. Upon the occurrence of an event of default and in addition to all other rights herein conferred on the Trustee, the Trustee (or any person, firm or corporation designated by the Trustee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude the Mortgagor, and the Mortgagor’s agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that the Mortgagor shall be at the time entitled and in its place and stead. The Trustee, or any person, firm or corporation designated by the Trustee, may operate the same without any liability to the Mortgagor in connection with such operations, except to use ordinary care in the operation of such properties, and the Trustee or any person, firm or corporation designated by the Trustee, shall have the right to collect, receive and receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of the Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Indebtedness paid, said properties shall, if there has been no sale or foreclosure, be returned to the Mortgagor.
     Section 5.15 Intercreditor Agreement. The lien created by this Mortgage on the Mortgaged Property is junior and subordinate to the lien on such Mortgaged Property created by any mortgage, deed of trust or similar instrument now or hereafter granted to the First Lien Administrative Agent in such property, in accordance with the provisions of the Intercreditor Agreement.
ARTICLE VI
MISCELLANEOUS PROVISIONS
     Section 6.1 Successor Trustee. Any Trustee may resign in writing addressed to the Administrative Agent or may be removed at any time with or without cause by an instrument in writing duly executed by the Administrative Agent. In case of the death, resignation or removal of a Trustee, one or more successor Trustee may be appointed by the Administrative Agent by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement without formality other than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and
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15

designation this conveyance shall vest in the named successor Trustee all the estate and title of the prior Trustee in all of the Mortgaged Property, and he or they shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. All references herein to a Trustee or the Trustees shall be deemed to refer to each Trustee or the Trustees, as applicable, from time to time acting hereunder.
     Section 6.2 Actions or Advances by the Administrative Agent or the Trustee. Each and every covenant herein contained shall be performed and kept by the Mortgagor solely at the Mortgagor’s expense. If the Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, the Administrative Agent, the Trustee, any of the Lenders or any receiver appointed hereunder, may, but shall not be obligated to, take action and/or make advances to perform the same in the Mortgagor’s behalf, and the Mortgagor hereby agrees to repay the expense of such action and such advances upon demand plus interest at an annual rate equal to the Default Rate until paid or, in the event any promissory note evidences such indebtedness, upon the terms and conditions thereof. No such advance or action by the Administrative Agent, the Trustee, any of the Lenders or any receiver appointed hereunder shall be deemed to relieve the Mortgagor from any default hereunder.
     Section 6.3 Defense of Claims. The Mortgagor will notify the Administrative Agent and the Lenders, in writing, promptly of the commencement of any legal proceedings affecting the lien or security interest hereof or the Mortgaged Property, or any part thereof, and will take such action, employing attorneys agreeable to the Administrative Agent, as may be necessary or appropriate to preserve the Mortgagor’s, the Trustee’s, the Administrative Agent’s and the Lenders’ rights affected thereby and/or to hold harmless the Trustee, the Administrative Agent and the Lenders in respect of such proceedings; and should the Mortgagor fail or refuse to take any such action, the Administrative Agent may, upon giving prior written notice thereof to the Mortgagor, take such action in behalf and in the name of the Mortgagor and at the Mortgagor’s expense. Moreover, the Administrative Agent, or the Trustee on behalf of the Administrative Agent and the Lenders, may take such independent action in connection therewith as it or they may in its or their discretion deem proper, the Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at the Default Rate until paid, will, on demand, be reimbursed, as appropriate, to the Administrative Agent, the Trustee, the Lenders, or any receiver appointed hereunder. The obligations of the Mortgagor as hereinabove set forth in this Section 6.3 shall survive the release, termination, foreclosure or assignment of this Mortgage or any sale hereunder.
     Section 6.4 The Mortgaged Property to Revert. If the Indebtedness shall be fully paid and the covenants herein contained shall be well and truly performed, then all of the Mortgaged Property shall revert to the Mortgagor and the entire estate, right, title and interest of the Trustee and the Lenders shall thereupon cease; and the Administrative Agent in such case shall, upon the request of the Mortgagor and at the Mortgagor’s cost and expense, deliver to the Mortgagor proper instruments acknowledging satisfaction of this Mortgage.
     Section 6.5 Renewals, Amendments and Other Security. Renewals and extensions of the Indebtedness may be given at any time and amendments may be made to agreements relating to any part of such Indebtedness or the Mortgaged Property and the Trustee and the Lenders may take or may now hold other security for the Indebtedness, all without notice to or consent of the Mortgagor. The Trustee or the Lenders may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both,
Exhibit F

16

even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Mortgage, which shall continue as a second lien upon and perfected security interest in the Mortgaged Property not expressly released until the Notes and all other Indebtedness secured hereby are fully paid.
     Section 6.6 Instrument an Assignment, etc. This Mortgage shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof.
     Section 6.7 Limitation on Interest. No provision of this Mortgage or of the Notes shall require the payment or permit the collection of interest in excess of the maximum permitted by law or which is otherwise contrary to law. If any excess of interest in such respect is herein or in the Notes provided for, or shall be adjudicated to be so provided for herein or in the Notes, the Mortgagor shall not be obligated to pay such excess.
     Section 6.8 Unenforceable or Inapplicable Provisions. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Trustee, the Administrative Agent and the Lender Parties in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.
     Section 6.9 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee, the Administrative Agent or the Lender Parties shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee, the Administrative Agent or the Lenders, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee, the Administrative Agent or the Lender Parties in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.
     Section 6.10 Waiver by the Trustee. This instrument may be amended, modified, revised, discharged, released or terminated only by a written instrument or instruments executed by the Mortgagor and the Administrative Agent, but without the joinder of the Trustee which shall not be required. Any alleged amendment, modification, revision, discharge, release or termination which is not so documented shall not be effective as to any party. Any and all covenants in this Mortgage may from time to time by instrument in writing signed by the Administrative Agent be waived to such extent and in such manner as the Administrative Agent may desire, but no such waiver shall ever affect or impair either the Trustee’s or the Lender Parties’ rights or liens or security interests hereunder, except to the extent specifically stated in such written instrument. Notwithstanding anything contained herein to the contrary, the Administrative Agent shall not be required, except as expressly provided in the Credit Agreement, to obtain the consent of any Lender Party in order to amend, modify, revise,
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17

discharge, release or terminate this Mortgage regardless of whether this Mortgage secures Indebtedness owed to such Lender Party.
     Section 6.11 Action by Individual Trustee. Any Trustee from time to time serving hereunder shall have the absolute right, acting individually, to take any action and to give any consent and to exercise any right, remedy, power, privilege or authority conferred upon the Trustee, and any action taken by either Trustee from time to time serving hereunder shall be binding upon the other Trustee and no person dealing with any Trustee from time to time serving hereunder shall be obligated to confirm the power and authority of such Trustee to act without the concurrence of the other Trustee. In this Mortgage, the term “Trustee” shall mean the Trustee hereinabove named and any successor Trustee.
     Section 6.12 Miscellaneous Warranties. The Mortgagor additionally represents and warrants to the Trustee, the Administrative Agent and the Lenders that (a) the execution and delivery of this Mortgage, and the performance by the Mortgagor of its obligations hereunder, are within the corporate, partnership or limited liability company powers of the Mortgagor and have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of the Mortgagor, and (b) this Mortgage has been duly executed and delivered on behalf of the Mortgagor and is the legal, valid and binding obligation of the Mortgagor, enforceable in accordance with its terms, the making and performance of which do not and will not contravene or conflict with the charter or by-laws of the Mortgagor or violate or constitute a default under any law, any presently existing requirement or restriction imposed by judicial, arbitral or any governmental instrumentality or any agreement, instrument or indenture by which the Mortgagor is bound.
     Section 6.13 Successors and Assigns. This Mortgage is binding upon the Mortgagor, the Mortgagor’s successors and assigns, and shall inure to the benefit of the Trustee, their successors, and the Administrative Agent, the Lenders, their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the land.
     Section 6.14 Article and Section Headings. The article and section headings in this Mortgage are inserted for convenience of reference and shall not be considered a part of this Mortgage or used in its interpretation.
     Section 6.15 Execution in Counterparts; Exhibits. This Mortgage may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that, to facilitate recordation or filing, in any particular counterpart portions of Exhibit A hereto which describe properties situated in counties other than the county in which such counterpart is to be recorded or filed may have been omitted. The exhibits referenced in and attached to this instrument shall constitute and be a part of this instrument for all purposes.
     Section 6.16 Special Filing as Financing Statement. This Mortgage and Deed of Trust shall likewise be a Security Agreement and a Financing Statement. This Mortgage and Deed of Trust shall be filed for record, among other places, in the real estate records of each county in which any portion of the real property covered by the oil and gas leases described in Exhibit A hereto is situated, and, when filed in such counties shall be effective as a financing statement covering fixtures located on and as-extracted collateral relating to the oil and gas properties described in Exhibit A hereto, which oil and gas properties (and accounts arising therefrom) are
Exhibit F

18

to be financed at the wellheads of the wells located on the real property described in Exhibit A hereto. At the option of the Administrative Agent, a carbon, photographic or other reproduction of this Mortgage or of any financing statement covering the Mortgaged Property or any portion thereof shall be sufficient as a financing statement and may be filed as such. By the execution and delivery hereof, the Mortgagor hereby authorizes the Administrative Agent to file any financing statements, and any amendments or continuation statements with respect thereto, as to the Mortgaged Property pursuant to the applicable Uniform Commercial Code without the Mortgagor’s signature thereon.
     Section 6.17 Notices. Any notice, request, demand or other instrument which may be required to be given or served upon the Mortgagor shall be sufficiently given when mailed by first-class mail, addressed to the Mortgagor at the address shown below the signatures at the end of this Mortgage or to such different address as the Mortgagor shall have designated by written notice received by the Trustee, the Administrative Agent or the Lenders.
     Section 6.18 No Partnership. Nothing contained in this instrument is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association among the Mortgagor, the Trustee, the Administrative Agent, the Lender Parties or their respective Affiliates, or in any way as to make the Administrative Agent, the Lender Parties or the Trustee co-principals with the Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.
     Section 6.19 No Liability for Trustee. THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEE’S NEGLIGENCE), EXCEPT FOR THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by him hereunder.
     Section 6.20 Line of Credit Mortgage. THE PARTIES HERETO AGREE THAT THIS MORTGAGE CONSTITUTES A LINE OF CREDIT MORTGAGE PURSUANT TO SECTION 48-7-4 OF NEW MEXICO STATUTES 1978 ANNOTATED.
     Section 6.21 GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW); PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW; AND EXCEPT THAT TO THE EXTENT THAT THE LAW OF A STATE IN WHICH A PORTION OF THE MORTGAGED PROPERTY IS LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE MORTGAGED PROPERTY) NECESSARILY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS
Exhibit F

19

RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF THE LENDER PARTIES GRANTED HEREIN, THE LAW OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE MORTGAGED PROPERTY LOCATED IN (OR OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Exhibit F

20

     IN WITNESS WHEREOF, the Mortgagor has executed or caused to be executed this Second Lien Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement on the day, month and year first above written.

MORTGAGOR:

COG OIL & GAS LP By: COG Operating LLC, its sole general partner

By:
Name: David W. Copeland Title: Vice President and Secretary

COG Oil & Gas LP 550 W. Texas, Suite 1300 Midland, TX 79701 Attention: Curt F. Kamradt Telephone: (432) 683-7443 Telecopy: (432) 683-7441

with a copy to:

COG Oil & Gas LP 550 W. Texas, Suite 1300 Midland, TX 79701 Attention: David W. Copeland Telephone: (432) 683-7443 Telecopy: (432) 683-7441
The name and mailing address of the Mortgagor is:
COG Oil & Gas LP
550 W. Texas, Suite 1300
Midland, TX 79701
Attention:      Curt F. Kamradt, Vice President
Exhibit F

S-1

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     This instrument is acknowledged before me this ___ day of ___, ___, by ___, ___ of COG Operating LLC, a Delaware limited liability company, as the sole general partner of COG Oil & Gas LP, a Texas limited partnership, on behalf of said limited liability company and said limited partnership.

Notary Public, State of Texas
My commission expires:
Exhibit F

S-2

CONSENTED TO:

JPMORGAN CHASE BANK, N.A., as Administrative Agent under the First Lien Credit Agreement

By: Name:
Title:
JPMorgan Chase Bank, N.A.
JPMorgan Chase Bank, N.A.
Mail Code TX1-2448
1717 Main Street
Dallas, Texas 75201
Attention:

Telephone:

Telecopy:

Exhibit F

S-3

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument is acknowledged before me this ___ day of ___, ___, by ______, ___ of JPMorgan Chase Bank, N.A., a national banking association, on behalf of said association.

Notary Public, State of Texas
My commission expires:

Exhibit F

S-4

EXHIBIT A
To Second Lien Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment,
Security Agreement and Financing Statement, dated ______, _____, from
COG OIL & GAS LP, as Mortgagor, to
Jeffrey H. Rathkamp, as Trustee, and
BANK OF AMERICA, N.A., as Administrative Agent
List of Properties
[Attached Hereto]
     1. Depth limitations, unit designations, unit tract descriptions and descriptions of undivided leasehold interests, well names, “Operating Interests”, “Working Interests” and “Net Revenue Interests” contained in this Exhibit A and the listing of any percentage, decimal or fractional interest in this Exhibit A shall not be deemed to limit or otherwise diminish the interests being subjected to the lien, security interest and encumbrance of this Mortgage.
     2. Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular lease. This Mortgage is not limited to the land described in Exhibit A but is intended to cover the entire interest of the Mortgagor in any lease described in Exhibit A even if such interest relates to land not described in Exhibit A. Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A. To the extent that the land descriptions in this Exhibit A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.
     3. Some of the descriptions contained in this Exhibit A may refer to a well or wells. This mortgage is not limited to the well or wells described in this Exhibit A, but is intended to cover the entire interest of the Mortgagor in the well, any and all leases underlying the well, any pooling interest acquired or owned by the Mortgagor in any unit comprised of the well and all personal property associated therewith.
     4. References in Exhibit A to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in Exhibit A are to the official real property records of the county or counties (or parish or parishes) in which the mortgaged property is located and in which records such documents are or in the past have been customarily recorded, whether Deed Records, Oil and Gas Records, Oil and Gas Lease Records or other records. Reference is specifically made to the records in the Office of the Bureau of Land Management in Santa Fe, New Mexico and the records in the Office of the Commissioner of Public Lands in Santa Fe, New Mexico for more particular descriptions of the federal and state leases described in Exhibit “A” and the lands covered by such leases.
     5. A statement herein that a certain interest described herein is subject to the terms of certain described or referred to agreements, instruments or other matters shall not operate to subject such interest to any such agreement, instrument or other matter except to the extent that such agreement, instrument or matter is otherwise valid and presently subsisting nor shall such
Exhibit F

statement be deemed to constitute a recognition by the parties hereto that any such agreement, instrument or other matter is valid and presently subsisting.
Exhibit F

EXHIBIT G
FORM OF PLEDGE AGREEMENT
Form of Pledge Agreement
Exhibit G

EXHIBIT G
FORM OF PLEDGE AGREEMENT

Form of Pledge Agreement
SECOND LIEN PLEDGE AGREEMENT
AND IRREVOCABLE PROXY
     THIS SECOND LIEN PLEDGE AGREEMENT AND IRREVOCABLE PROXY (this “Pledge Agreement”), dated as of                     , made by Concho Resources Inc., a Delaware corporation (the “Borrower”), Concho Equity Holdings Corp., a Delaware corporation (“Concho Holdings”), COG Operating LLC, a Delaware limited liability company (“COG GP”), Concho LP LLC, a Delaware limited liability company (“COG LP”), COG Oil & Gas LP, a Texas limited partnership (“COG Oil & Gas”), Concho Energy Services, LLC, a Texas limited liability company (“Concho Energy”), COG Realty LLC, a Texas limited liability company (“COG Realty”; COG Realty together with each of Borrower, Concho Holdings, COG GP, COG LP, COG Oil & Gas, Concho Energy and COG Realty, each a “Pledgor” and, collectively, the “Pledgors”) is in favor of Bank of America, N.A., as administrative agent (together with any successor(s) thereto in such capacity, the “Administrative Agent”) for each of Lender Parties (as defined below).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Second Lien Credit Agreement dated as of                     , by and among the Borrower and Bank of America, N.A., as Administrative Agent, and the other various commercial lending institutions (individually a “Lender” and collectively the “Lenders”) from time to time parties thereto (together with all amendments, supplements, restatements and other modifications, if any, thereafter made thereto, the “Second Lien Credit Agreement”), the Lenders have extended Commitments to make term Loans to the Borrower; and
     WHEREAS, each Pledgor (other than Borrower) has delivered that certain Guaranty dated as of even date herewith in favor of the Lender Parties (“Pledgors’ Guaranty”); and
     WHEREAS, pursuant to the Second Lien Credit Agreement, each Pledgor is required to execute and deliver this Pledge Agreement to secure its obligations under the Notes, the Pledgors’ Guaranty and the other Loan Documents; and
     WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and
     WHEREAS, it is in the best interests of each Pledgor to execute this Pledge Agreement inasmuch as each Pledgor will derive substantial direct and indirect benefits from the term Loans made to the Borrower pursuant to the Second Lien Credit Agreement;
     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make the Loans to the Borrower pursuant to the Second Lien Credit Agreement, each Pledgor agrees, for the benefit of each Lender Party, as follows:
Exhibit G

ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Collateral” is defined in Section 2.1.
     “Distributions” means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares, Pledged Interest or other shares of capital stock, member interest or other ownership interests or security entitlements constituting Collateral, but shall not include Dividends.
     “Dividends” means cash dividends and cash distributions with respect to any Pledged Shares or any Pledged Interests made in the ordinary course of business and not as a liquidating dividend.
     “First Lien Administrative Agent” shall have the meaning set forth in the Second Lien Credit Agreement.
     “First Lien Credit Agreement” shall have the meaning provided in the Second Lien Credit Agreement.
     “Intercreditor Agreement” means that certain Intercreditor Agreement dated of even date herewith, among the Borrower and the other Loan Parties party thereto, JPMorgan Chase Bank, N.A. (in its capacity as administrative agent for the lenders party to the First Lien Credit Agreement), and Administrative Agent, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified.
     “Lender Party” means, as the context may require, any Lender, the Administrative Agent and each of their respective successors, transferees and assigns.
     “Perfection Agent” means (x) until the First Priority Obligations Payment Date (as defined in the Intercreditor Agreement) shall have occurred, the First Lien Administrative Agent, which shall act as the Administrative Agent’s bailee and agent in accordance with Section 2.3 of the Intercreditor Agreement for purposes of perfecting the security interests granted hereunder by possession or control and (y) from and after the First Priority Obligations Payment Date, the Administrative Agent.
     “Pledged Interests” means all member interests, general or limited partnership interests or other ownership interests of any Pledged Interest Issuer described in Attachment 1 hereto; all member interests, general or limited partnership interests or other ownership interests issued by each Pledgor’s subsidiaries; all registrations, certificates, articles or agreements governing or representing any such interests (including, without limitation, any limited liability company agreement, regulations or limited partnership agreement); all options and other rights, contractual
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or otherwise, at any time existing with respect to such interests; and all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests.
     “Pledged Interest Issuer” means each Person identified in Item C of Attachment 1 hereto as the issuer of the Pledged Interests identified opposite the name of such Person.
     “Pledged Note Issuer” means each Person identified in Item B of Attachment 1 hereto as the issuer of the Pledged Note identified opposite the name of such Person, and any other maker of a Pledged Note.
     “Pledged Notes” means all promissory notes of any Pledged Note Issuer in substantially the form of Exhibit A hereto that are delivered by a Pledgor to the Perfection Agent as Pledged Property hereunder, or any other promissory notes delivered to the Perfection Agent as Pledged Property hereunder, as such promissory notes, in accordance with Section 4.5, are amended, restated, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.
     “Pledged Property” means all Pledged Shares, all Pledged Notes, all Pledged Note Liens, all Pledged Interests and all other pledged shares of capital stock, promissory notes, member interests, other ownership interests, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by each Pledgor to the Perfection Agent or may from time to time hereafter be delivered by each Pledgor to the Perfection Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.
     “Pledged Share Issuer” means each Person identified in Item A of Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.
     “Pledged Shares” means all shares of capital stock of any Pledged Share Issuer that are delivered by each Pledgor to Perfection Agent hereunder and all other pledged shares of capital stock from time to time hereafter delivered by each Pledgor to the Perfection Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.
     “Secured Obligations” is defined in Section 2.2.
     “Securities Act” is defined in Section 6.2(a).
     “UCC” means the Uniform Commercial Code as in effect in the State of Texas, as the same may be amended from time to time.
     SECTION 1.2. Second Lien Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Second Lien Credit Agreement.
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     SECTION 1.3. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Pledge Agreement, including its preamble and recitals, with such meanings.
ARTICLE II
PLEDGE
     SECTION 2.1. Grant of Security Interest. Each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Lender Parties, a continuing security interest in, all of the following property (the “Collateral”):
     (a) all issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Item A of Attachment 1 hereto;
     (b) all other Pledged Shares issued from time to time;
     (c) all promissory notes of each Pledged Note Issuer identified in Item B of Attachment 1 hereto;
     (d) all other Pledged Notes issued from time to time;
     (e) all issued and outstanding member interests, general or limited partnership interests or other ownership interests of each Pledged Interest Issuer identified in Item C of Attachment 1 hereto;
     (f) all other Pledged Interests issued from time to time;
     (g) all other Pledged Property, whether now or hereafter delivered to the Perfection Agent (or the Administrative Agent, if it is not then the Perfection Agent) in connection with this Pledge Agreement;
     (h) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; and
     (i) all proceeds of any of the foregoing.
     SECTION 2.2. Security for Obligations. This Pledge Agreement secures the prompt payment and performance in full of all Obligations of each Loan Party now or hereafter existing under the Second Lien Credit Agreement, the Notes and each other Loan Document to which any Pledgor or any other Loan Party is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise, and all other obligations of each Pledgor or any other Loan Party to any Lender Party, now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing under this Pledge Agreement and each other Loan Document to which it is or may become a party, including all renewals,
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rearrangements, increases, extensions for any period, substitutions, modification, amendments or supplements in whole or in part of any of the above loan documents or obligations (all such obligations of the each Pledgor, including the Borrower, and any other Loan Party being the “Secured Obligations”).
     SECTION 2.3. Delivery of Pledged Property.
     (a) All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, Pledged Interests and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Perfection Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.
     (b) To the extent any of the Collateral constitutes a “certificated security” (as defined in Section 8.102(a)(4) of the UCC), an “uncertificated security” (as defined in Section 8.102(a)(18) of the UCC) or a “security entitlement” (as defined in Section 8.102(a)(17) of the UCC), each Pledgor shall cause the issuer thereof or the securities intermediary thereof to take all actions necessary or as requested by the Perfection Agent to grant “control” (as defined in Section 8.106 of the UCC) of such Collateral to the Perfection Agent over such Collateral.
     SECTION 2.4. Dividends on Pledged Shares and Pledged Interests; Payments on Pledged Notes. In the event that any Dividend is to be paid on any Pledged Share or any Pledged Interests or any payment of principal or interest is to be made on any Pledged Note at a time when no Event of Default has occurred and is continuing, such Dividend or payment may be paid directly to the applicable Pledgor. If any such Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Administrative Agent subject to the terms of the Intercreditor Agreement.
     SECTION 2.5. Continuing Security Interest; Transfer of Note. This Pledge Agreement shall create a continuing security interest in the Collateral and shall
     (a) remain in full force and effect until payment in full of all Secured Obligations and the termination of all Commitments,
     (b) be binding upon each Pledgor and its successors, transferees and assigns, and
     (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of Administrative Agent and each other Lender Party.
     Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.06 of the Second Lien Credit Agreement and Article IX of the Second Lien Credit
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Agreement. Upon the indefeasible payment in full of all Secured Obligations and the termination or expiration of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgors. Upon any such payment and termination or expiration, the Administrative Agent will, at the Pledgors’ sole expense, deliver to the Pledgors, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, all Pledged Interests and all Pledged Notes, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.
     SECTION 2.6. Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of the Second Lien Credit Agreement, any Note or any other Loan Document; (b) the failure of any Lender Party or any holder of any Note (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Loan Party or any other Person under the provisions of the Second Lien Credit Agreement, any Note, any other Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Loan Party; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation of the Borrower or any other Loan Party; (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Loan Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Loan Party or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Second Lien Credit Agreement, any Note or any other Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations; or (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party, any surety or any guarantor.
     SECTION 2.7. Waiver of Subrogation. Each Pledgor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Loan Party that arise from the existence, payment, performance or enforcement of such Pledgor’s obligations under this Pledge Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of Lender Parties against the Borrower or any other Loan Party or any collateral which Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Pledgor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been
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terminated or expired, such amount shall be deemed to have been paid to such Pledgor for the benefit of, and held in trust for, Lender Parties, and shall forthwith be paid to Lender Parties to be credited and applied upon the Obligations, whether matured or unmatured. Each Pledgor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Second Lien Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     SECTION 3.1. Warranties, etc. Each Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares, each pledge and delivery of Pledged Interests and each pledge and delivery of a Pledged Note) by such Pledgor to Perfection Agent of any Collateral, as set forth in this Article.
     SECTION 3.1.1. [Reserved].
     SECTION 3.1.2. Ownership, No Liens, etc. Each Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all Liens, security interests, options, or other charges or encumbrances, except any Permitted Encumbrance or encumbrances contemplated by the Second Lien Credit Agreement.
     SECTION 3.1.3. Valid Security Interest. The delivery of the Collateral (other than any Pledged Interest that constitutes a general intangible or uncertificated investment property under the UCC) to Perfection Agent is effective to create a valid, perfected, second priority security interest, subject to the terms of the Intercreditor Agreement, in the Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest in the Collateral, other than with respect to Collateral constituting a general intangible or uncertificated investment property under the UCC for which the filing of a financing statement is required in order to perfect such security interest.
     SECTION 3.1.4. As to Pledged Shares. In the case of any Pledged Shares constituting Collateral, all of such Pledged Shares are duly authorized and validly issued and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuer owned by each Pledgor set forth across from the name of such Pledged Share Issuer on Attachment 1 hereto.
     SECTION 3.1.5. As to Pledged Notes. In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.
     SECTION 3.1.6. Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either
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     (a) for the pledge by each Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by each Pledgor, or
     (b) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares or any Pledged Interests, as may be required in connection with a disposition of such Pledged Shares or Pledged Interests by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.
     SECTION 3.1.7. Compliance with Laws. Each Pledgor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which could reasonably be expected to materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of such Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.
     SECTION 3.1.8. Certificated Nature of Equity Interests. All equity interests in each Pledged Share Issuer or Pledged Interest Issuer that are represented by certificates have been delivered to the Perfection Agent and are held in its possession, together with transfer documents as required by this Pledge Agreement (and each Pledgor covenants and agrees that any certificates or instruments evidencing all equity interests in each Pledged Share Issuer or Pledged Interest Issuer hereafter received by such Pledgor with respect to any of the Collateral will be held in trust for the Perfection Agent and promptly delivered to the Perfection Agent).
     SECTION 3.1.9. State of Organization, Formation or Incorporation; Name. (a) The signature page to this instrument lists the true legal name of each Pledgor as registered in the jurisdiction in which such Pledgor is organized, formed or incorporated, (b) each Pledgor’s state of incorporation, formation or organization, its organization identification number as designated by the state of its incorporation, formation or organization, and its principal place of business (or, if it has more than one place of business, its chief executive office) are as set forth on Attachment 3 hereto as supplemented from time to time, and (c) each Pledgor is not now and has not been known by any trade name.
     SECTION 3.1.10. As to Pledged Interests. In the case of any Pledged Interests constituting Collateral, such Pledged Interests constitute one hundred percent (100%) of each Pledgor’s interest in the Pledged Interest Issuer and the percentage of the total membership, partnership and/or other equity interests in the Pledged Interest Issuer indicated on Attachment 1. The Pledged Interests indicated on Attachment 1 are duly registered in the permanent ownership records of the respective Pledged Interests Issuer, and such registration is maintained in the principal office of such issuer. Such registration continues valid and genuine and has not been altered. All Pledged Interests have been duly authorized and validly issued and registered and were not issued in violation of the preemptive rights, if any, of any Person or of any agreement by which each Pledgor, including the Borrower, is bound. All documentary, stamp or other taxes or fees owing in connection with the registration, issuance, transfer or pledge of Collateral have been paid. No restrictions or conditions exist with respect to the registration, transfer, voting or capital of any Pledged Interests. All requisite formalities for the granting of a security interest in the Pledged Interests required pursuant to the organic documents of each Pledgor or the Pledged
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Interest Issuer have been complied with on or prior to the execution and delivery of this Pledge Agreement. Each Pledgor represents that, as of the date hereof, none of the Pledged Interests is dealt with or traded on any securities exchange or in any securities market.
ARTICLE IV
COVENANTS
     SECTION 4.1. Protect Collateral; Further Assurances, etc. Except as permitted under the Second Lien Credit Agreement, no Pledgor will sell, assign, transfer, pledge, or encumber in any other manner the Collateral. Each Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, subject to the terms of the Intercreditor Agreement, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, subject to the terms of the Intercreditor Agreement. Each Pledgor agrees that without the prior written consent of the Administrative Agent, in its sole and absolute discretion, it will not permit any Pledged Share Issuer or Pledged Interest Issuer, or vote its interest in the Pledged Shares or the Pledged Interests in a way that allows the Pledged Share Issuer or the Pledged Interest Issuer, to (a) make any amendments to the articles of organization, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or any other organic agreement of the Pledged Share Issuer or the Pledged Interest Issuer, or (b) enter into any other agreements which, in the opinion of the Administrative Agent, in its sole and absolute discretion, will reduce the value of the Collateral. Each Pledgor agrees that, upon the acquisition after the date hereof by such Pledgor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, to take such actions with respect to the Collateral or any part thereof as required by the Loan Documents.
     SECTION 4.2. Stock Powers, etc. Each Pledgor agrees that all Pledged Shares and all Pledged Interests (and all other shares of capital stock, member interests or other equity ownership interest constituting Collateral) delivered by such Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, in substantially the form of Attachment 2 hereto, or other equivalent instruments of transfer acceptable to the Administrative Agent. Each Pledgor will, from time to time upon the request of Administrative Agent, promptly deliver to the Administrative Agent such stock powers, in substantially the form of Attachment 2, instruments and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares, Pledged Interests or other shares of common stock, member interests or other ownership interests constituting Collateral into the name of any nominee designated by the Administrative Agent, subject to the terms of the Intercreditor Agreement.
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     SECTION 4.3. Continuous Pledge. Subject to Section 2.4, each Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares, all Pledged Interests, all other shares of capital stock, member interests, general or limited partnership interests or other ownership interests constituting Collateral, and all securities, security entitlements and securities accounts constituting Collateral, Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by or on behalf of the Administrative Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, security entitlements, financial assets, investment property, proceeds, and rights from time to time received by or distributable to such Pledgor in respect of any Collateral.
     SECTION 4.4. Dividends, etc. Each Pledgor agrees:
     (a) after any acceleration under the Second Lien Credit Agreement or Default occurring on the Maturity Date, promptly upon receipt thereof by such Pledgor and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Administrative Agent, subject to the Intercreditor Agreement, as additional Collateral for use in accordance with Section 6.4; and
     (b) after any Event of Default shall have occurred and be continuing and the Administrative Agent has notified such Pledgor of the Administrative Agent’s intention to exercise its voting power under this Section 4.4(b),
     (i) the Administrative Agent may, subject to the Intercreditor Agreement, exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares, Pledged Interests or other shares of capital stock, member interests or other ownership interests constituting Collateral and EACH PLEDGOR HEREBY GRANTS THE ADMINISTRATIVE AGENT AN IRREVOCABLE PROXY, EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED SHARES, THE PLEDGED INTERESTS AND SUCH OTHER COLLATERAL, WITH SUCH PROXY TO REMAIN VALID UNTIL THE EARLIEST OF (A) SUCH TIME AS SUCH EVENT OF DEFAULT IS NO LONGER CONTINUING; AND (B) THE INDEFEASIBLE PAYMENT IN FULL IN CASH OF ALL SECURED OBLIGATIONS AND THE TERMINATION OR EXPIRATION OF ALL COMMITMENTS; and
     (ii) promptly to deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.
     All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by each Pledgor but which such Pledgor is then obligated to deliver to the Administrative Agent, subject to the Intercreditor Agreement, shall,
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until delivery to the Administrative Agent, be held by such Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in Section 4.4(b), each Pledgor shall have the exclusive voting power with respect to any shares of capital stock, member interests, general or limited partnership interests or other ownership interest (including any of the Pledged Shares or Pledged Interests) constituting Collateral and the Administrative Agent shall, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such share of capital stock, member interests, general or limited partnership interests or other ownership interests (including any of the Pledged Shares or Pledged Interests) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Second Lien Credit Agreement or any other Loan Document (including this Pledge Agreement).
     SECTION 4.5. Additional Undertakings. Each Pledgor will not, without the prior written consent of the Administrative Agent, subject to the terms of the Intercreditor Agreement:
     (a) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof;
     (b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral;
     (c) cause or permit any change to be made in its name, identity, corporate structure or state of incorporation or formation, or cause or permit any change in the location of (i) any Collateral, or (ii) such Pledgor’s place of business (or, if it has more than one place of business, its chief executive office), to a different jurisdiction from the jurisdiction represented herein, unless such Pledgor shall have notified the Administrative Agent of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action, if any, reasonably required by the Administrative Agent, subject to the terms of the Intercreditor Agreement, for the purpose of further perfecting or protecting the security interest in favor of the Administrative Agent in the Collateral;
     (d) permit the issuance of (i) any additional equity interests of any Pledged Share Issuer or Pledged Interest Issuer (unless immediately upon such issuance the same are pledged and delivered to the Perfection Agent pursuant to the terms hereof to the extent necessary to give the Administrative Agent a security interest after such issue in at least the same percentage of such Pledgor’s outstanding interests as before such issue), (ii) any securities or other ownership interests convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares or other ownership interests, or (iii) any
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warrants, options, contracts or other commitments entitling any Person other than a Pledgor to purchase or otherwise acquire any such shares or other ownership interests; or
     (e) enter into any agreement creating or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Share or Pledged Interest.
     Each Pledgor shall provide, or cause the relevant Pledged Share Issuer or Pledged Interest Issuer to provide, the Administrative Agent with a copy of any amendment or supplement to, or modification or waiver of, any term or provision of any of the by-laws and other organic documents of the relevant Pledged Share Issuer or Pledged Interest Issuer, provided that such Pledgor shall not enter into any such amendment, supplement, modification or waiver which could reasonably be expected to be adverse to the interests of the Administrative Agent and the other Lender Parties. Each Pledgor covenants and agrees that it shall not consent to or permit (i) any Pledged Interest to be dealt with or traded on any securities exchanges or in any securities market or (ii) any Pledged Interest Issuer to elect to have its Pledged Interests treated as a “security” under Article 8 of the UCC.
     SECTION 4.6. Status of Pledged Interests. The registration of the Pledged Interests on the permanent ownership records of Pledged Interest Issuer shall at all times be valid and genuine and shall not be altered. The Pledged Interests at all times shall be duly authorized and validly registered and shall not be registered in violation of the organic documents of each Pledgor or the preemptive rights of any Person, if any, or of any agreement by which such Pledgor or any Pledged Interest Issuer is bound.
     SECTION 4.7. Consent to Transfer. To the extent that the grant of a security interest in the Collateral in favor of the Administrative Agent by any Pledgor pursuant to this Pledge Agreement or the exercise of any remedies by the Administrative Agent, subject to the terms of the Intercreditor Agreement, hereunder (or otherwise in accordance with applicable law) would, in any case, violate the Organization Documents of any Pledged Interest Issuer, each Pledgor hereby consents to such transfer for purposes of the Organization Documents of each Pledged Interest Issuer.
ARTICLE V
ADMINISTRATIVE AGENT
     SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Subject to the Intercreditor Agreement, each Pledgor hereby irrevocably appoints the Administrative Agent such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Administrative Agent’s discretion, to take any action and to execute any writing or paper which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation: after the occurrence and continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; to receive, endorse,
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and collect any drafts or other instruments, documents and chattel paper which the Administrative Agent may deem necessary in connection therewith; and to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral. Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
     SECTION 5.2. Administrative Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, subject to the terms of the Intercreditor Agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Pledgor pursuant to Section 6.5.
     SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Administrative Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
     SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.
ARTICLE VI
REMEDIES
     SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing, then subject to the terms of the Intercreditor Agreement:
     (a) the Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, (or, if notice cannot be waived under the UCC, as required to be provided by the UCC) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem
Exhibit G

13

commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) The Administrative Agent may transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder, enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, endorse any checks, drafts, or other writings in each Pledgor’s name to allow collection of the Collateral, take control of any proceeds of the Collateral, and execute (in the name, place and stead of each Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.
     SECTION 6.2. Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1 and in accordance with and subject to the terms of the Intercreditor Agreement, each Pledgor agrees that, upon the reasonable request of the Administrative Agent, such Pledgor will, at its own expense:
     (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;
     (b) use its commercially reasonable efforts to qualify the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;
     (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and
Exhibit G

14

     (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.
     Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Lender Parties by reason of the failure by such Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Administrative Agent) of the Collateral on the date the Administrative Agent shall demand compliance with this Section.
     SECTION 6.3. Compliance with Restrictions. Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and such Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
     SECTION 6.4. Application of Proceeds. Subject to the terms of the Intercreditor Agreement, all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to clauses (a) and (b) of Section 10.04 of the Second Lien Credit Agreement and Section 6.5) in whole or in part by the Administrative Agent against, all or any part of the Secured Obligations in the order set forth in Section 8.03 of the Second Lien Credit Agreement.
     Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments, shall be paid over to each Pledgor or to whomsoever may be lawfully entitled to receive such surplus.
     SECTION 6.5. Indemnity and Expenses. Each Pledgor hereby indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Administrative Agent’s gross
Exhibit G

15

negligence or willful misconduct. Upon demand, each Pledgor will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with:
     (a) the administration of this Pledge Agreement, the Second Lien Credit Agreement and each other Loan Document;
     (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;
     (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or
     (d) the failure by any Pledgor to perform or observe any of the provisions hereof.
     SECTION 6.6. Warranties. The Administrative Agent may sell the Collateral without giving any warranties or representations as to the Collateral. The Administrative Agent may disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
     SECTION 6.7. Intercreditor Agreement. The security interest granted by this Pledge Agreement on the Collateral is junior and subordinate to the security interest in such Collateral created by any pledge agreement, security agreement or similar instrument now or hereafter granted to the First Lien Administrative Agent in such Collateral, in accordance with the provisions of the Intercreditor Agreement.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     SECTION 7.1. Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Second Lien Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     SECTION 7.2. Amendments, Etc.. No amendment to or waiver of any provision of this Pledge Agreement, nor consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
     SECTION 7.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action
Exhibit G

16

which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
     SECTION 7.4. Obligations Not Affected. The obligations of each Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:
     (a) any amendment or modification or addition or supplement to the Second Lien Credit Agreement, any Note, any other Loan Documents, any instrument delivered in connection therewith, or any assignment or transfer thereof;
     (b) any exercise, non-exercise, or waiver by the Administrative Agent or any Lender of any right, remedy, power, or privilege under or in respect of, or any release of any guaranty or collateral provided pursuant to, this Pledge Agreement, the Second Lien Credit Agreement, Pledgors’ Guaranty or any other Loan Document;
     (c) any waiver, consent, extension, indulgence, or other action or inaction in respect of this Pledge Agreement, the Second Lien Credit Agreement, Pledgors’ Guaranty or any other Loan Document or any assignment or transfer of any thereof; or
     (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like, of any Pledgor or any other Person, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.
     SECTION 7.5. Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing, unless otherwise specifically provided herein and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy (with telephonic confirmation of transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to the Pledgors at the address of the Pledgors specified on the signature pages hereto and to each Agent and each Lender at their addresses specified on the signature pages to the Second Lien Credit Agreement (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given: in the case of personal delivery service, as of the date of first attempted delivery at the address provided herein; in the case of telecopy, upon receipt; or in the case of registered or certified United States mail, three days after deposit in the mail, postage prepaid.
     SECTION 7.6. No Waiver; Remedies. No failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 7.7. Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.
     SECTION 7.8. Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law,
Exhibit G

17

but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.
     SECTION 7.9. Execution in Counterparts, Effectiveness, etc. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by each Pledgor and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Pledge Agreement shall become effective as against a Pledgor when counterparts hereof executed on behalf of such Pledgor and the Administrative Agent shall have been received by the Administrative Agent.
     SECTION 7.10. Filing as a Financing Statement. At the option of the Administrative Agent, this Pledge Agreement, or a carbon, photographic or other reproduction of this Pledge Agreement or of any UCC financing statement, continuation statement or amendments thereto, covering all of the Collateral or any portion thereof shall be sufficient as a UCC financing statement and may be filed as such without the signature of any Pledgor where and to the full extent permitted by applicable law. Each Pledgor hereby expressly authorizes the Administrative Agent to file UCC financing statements, continuation statements and amendments with respect to the Collateral without such Pledgor’s signature (to the extent permitted by applicable law).
     SECTION 7.11. Governing Law, Entire Agreement. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW); PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
     SECTION 7.12. Waiver of Jury Trial. EACH OF EACH PLEDGOR, AGENTS AND LENDERS HEREBY (a) IRREVOCABLY WAIVES, THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d)
Exhibit G

18

ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO AND ACCEPT THIS PLEDGE AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.
     SECTION 7.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER PARTIES OR ANY PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.
     THIS WRITTEN PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[SIGNATURES BEGIN ON FOLLOWING PAGE]
Exhibit G

19

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement and Irrevocable Proxy to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

CONCHO RESOURCES INC.

By: Name:	David W. Copeland
Title:	Vice President and Secretary

CONCHO EQUITY HOLDINGS CORP.

By: Name:	David W. Copeland
Title:	Vice President and Secretary

COG OPERATING LLC

By: Name:	David W. Copeland
Title:	Vice President and Secretary

CONCHO LP LLC

By: Name:	David W. Copeland
Title:	President

COG OIL & GAS LP By: COG Operating LLC, its sole general partner

By: Name:	David W. Copeland
Title:	Vice President and Secretary
Exhibit G

COG REALTY LLC

By: Name:	David W. Copeland
Title:	Vice President and Secretary

CONCHO ENERGY SERVICES, LLC

By: Name:	David W. Copeland
Title:	Vice President and Secretary

Notice information for all Pledgors:
Address:	550 W. Texas, Suite 1300
Midland, Texas 79701
Attention:	Curt F. Kamradt
Telephone:	(432) 683-7443
Telecopy:	(432) 683-7441
with a copy to:

David Copeland
Address:	550 W. Texas, Suite 1300
Midland, Texas 79701
Telephone:	(432) 683-7443
Telecopy:	(432) 683-7441
Exhibit G

BANK OF AMERICA, N.A., as Administrative Agent

By: Name:	Todd G. MacNeill
Title:	Vice President

Notice information for Administrative Agent:

Bank of America, N.A. Todd MacNeill
Agency Officer
100 Federal Street
Boston, MA 02110
Mail Code: MA5-100-11-02
Telephone: (617) 434-6842
Fax:	(617) 790-1361
Email: todd.g.macneill@bankofamerica.com
Exhibit G

ACKNOWLEDGMENT
     Each of the undersigned (each individually a “Pledged Interests Issuer” and collectively, the “Pledged Interests Issuers”), hereby severally and not jointly (a) acknowledges and consents to the assignment by each of Concho Resources Inc., a Delaware corporation (the “Borrower”), Concho Equity Holdings Corp., a Delaware corporation (“Concho Holdings”), COG Operating LLC, a Delaware limited liability company (“COG GP”), Concho LP LLC, a Delaware limited liability company (“COG LP”), COG Oil & Gas LP, a Texas limited partnership (“COG Oil & Gas”), Concho Energy Services, LLC, a Texas limited liability company (“Concho Energy”), COG Realty LLC, a Texas limited liability company (“COG Realty”; COG Realty together with each of Borrower, Concho Holdings, COG GP, COG LP, COG Oil & Gas, Concho Energy and COG Realty, each a “Pledgor” and, collectively, the “Pledgors”), of its right, title and interest in, to and under, respectively, each of their respective Organization Documents pursuant to the terms of the Pledge Agreement and Irrevocable Proxy, dated as of                      (the “Pledge Agreement”), made by the Pledgors for Bank of America, N.A., as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Lender Parties (as defined in the Pledge Agreement), (b) confirms that such Pledged Interests Issuer has reviewed the Pledge Agreement and this notice of assignment, (c) agrees, upon notice from the Administrative Agent, to make direct payment to the Administrative Agent of any amounts due or to become due Pledgors under its respective Organization Documents, (d) agrees to recognize, subject to the Intercreditor Agreement, the Administrative Agent (to the exclusion of the Pledgors) as the sole Person entitled to exercise the voting power and all other incidental rights of ownership with respect to such membership or other equity interests in accordance with the terms of the Pledge Agreement, (e) agrees to comply with instructions provided by the Administrative Agent, subject to the Intercreditor Agreement, without further consent by the Pledgors, and (f) agrees that the pledge by the Pledgors pursuant to the Pledge Agreement, and any transfer of the Pledged Interests to the Administrative Agent upon the exercise of its rights under the Pledge Agreement, shall be, and hereby are, expressly permitted for purposes of its Organization Documents.

Dated:

CONCHO EQUITY HOLDINGS CORP.

By: Name:	David W. Copeland
Title:	Vice President and Secretary
Exhibit G

COG OPERATING LLC

By: Name:	David W. Copeland
Title:	Vice President and Secretary

CONCHO LP LLC

By: Name:	David W. Copeland
Title:	President

COG OIL & GAS LP By: COG Operating LLC, its sole general partner

By: Name:	David W. Copeland
Title:	Vice President and Secretary

COG REALTY LLC

By: Name:	David W. Copeland
Title:	Vice President and Secretary

CONCHO ENERGY SERVICES, LLC

By: Name:	David W. Copeland
Title:	Vice President and Secretary

Address:	550 W. Texas, Suite 1300
Midland, Texas 79701
Attention:	Curt F. Kamradt
Telephone:	(432) 683-7443
Telecopy:	(432) 683-7441
Exhibit G

EXHIBIT A
PROMISSORY NOTE

$

     FOR VALUE RECEIVED, the undersigned,                                          , a                                          corporation (the “Maker”), promises to pay to the order of                                         , a                      corporation (the “Payee”), [in equal                      installments, commencing                     , 200 ___ to and including                     , 200_], the principal sum of                                                              UNITED STATES DOLLARS (U.S.$                    ), representing the aggregate principal amount of an intercompany loan made by the Payee to the Maker.
     The unpaid principal amount of this promissory note (this “Note”) from time to time outstanding shall bear interest at a rate of interest equal to                     , which the Maker represents to be a lawful and commercially reasonable rate, payable                     , and all payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Maker to an account established by the Payee at                      and shall be recorded on the grid attached hereto by the holder hereof (including the Administrative Agent as pledgee). Upon notice from the Administrative Agent (hereinafter defined) that an Event of Default (as defined in the Second Lien Credit Agreement) has occurred and is continuing under the Second Lien Credit Agreement, the Maker shall make such payments, in same day funds, to such other account as the Administrative Agent shall direct in such notice.
     This Note is one of the Pledged Notes referred to in, and evidences Indebtedness incurred pursuant to of Section 7.03(b) of the Second Lien Credit Agreement, dated as of                                         , (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the “Second Lien Credit Agreement”), among Concho Resources Inc., a Delaware corporation, and Bank of America, N.A., as Administrative Agent, and the other various commercial lending institutions as lenders from time to time parties thereto. Upon the occurrence and continuation of an Event of Default under the Second Lien Credit Agreement, and notice thereof by the Administrative Agent to the Maker, the Administrative Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to, the Indebtedness evidenced by this Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Second Lien Credit Agreement.
     Reference is made to the Second Lien Credit Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the Administrative Agent as security for the Obligations outstanding from time to time under the Second Lien Credit Agreement and each other Loan Document.
     In addition to, but not in limitation of, the foregoing, the Maker further agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder (including the Administrative Agent as pledgee) of this Note endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW).
     THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE. THE MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE.

[Name of Maker]

By

Title:

Pay to the order of [Name of Payee]

By

Title:

Exhibit G

GRID
     Intercompany Loans made by                                          to                      and payments of principal of such Loans.

		Amount of	Outstanding
	Amount of	Principal	Principal	Notation
Date	Intercompany Loan	Payment	Balance	Made By

ATTACHMENT 1
to Pledge Agreement
Item A. Pledged Shares

Pledged Share Issuer	Stock
				% of Shares of
	Type of		Shares Owned	Pledgor
	Stock	Pledgor	by Pledgor	Pledged
Concho Holdings	Common	Borrower	Between 97% and 100%	100%
Concho Holdings	Preferred	Borrower	Between 97% and 100%	100%
Item B. Pledged Notes
Pledged Note Issuer            Description
None
Item C. Pledged Interests

Pledged Interests Issuer	Interests
			Interests	% of Interests
			Owned by	of Pledgor
	Type of Interest	Pledgor	Pledgor	Pledged
	Limited Liability
COG GP	Company Membership	Concho Holdings	100%	100%
	Limited Liability
Concho LP	Company Membership	Concho Holdings	100%	100%
	Limited Liability
COG Realty	Company Membership	Concho Holdings	100%	100%

Attachment 1 - 1

Pledged Interests Issuer	Interests
			Interests	% of Interests
			Owned by	of Pledgor
	Type of Interest	Pledgor	Pledgor	Pledged
	Limited Liability
Concho Energy	Company Membership	COG GP	100%	100%
	General Partnership
COG Oil & Gas	Interest	COG GP	1%	100%
	Limited Partnership
COG Oil & Gas	Interest	COG LP	99%	100%

Attachment 1 - 2

ATTACHMENT 2
to Pledge Agreement
STOCK POWER
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______ ___(___) shares of common stock in ___, a ___organized under the laws of ___, represented by the attached Certificate No. ___herewith and do hereby irrevocably constitute and appoint ___ attorney to transfer the said stock on the books of ___with full power of substitution in the premises.
     DATED:

[PLEDGOR]

By: Name:
Title:
IN PRESENCE OF

Attachment 2 - 1

ATTACHMENT 3
to Pledge Agreement

Pledgor:	CONCHO RESOURCES INC.
State of Organization:	Delaware
Organizational ID Number:	4094844
Federal ID Number:	76-0818600
Principal Place of Business:	550 W. Texas, Suite 1300 Midland, Texas 79701

Pledgor:	CONCHO EQUITY HOLDINGS CORP.
State of Organization:	Delaware
Organizational ID Number:	3793531
Federal ID Number:	37-1488902
Principal Place of Business:	550 W. Texas, Suite 1300 Midland, Texas 79701

Pledgor:	COG OPERATING LLC
State of Organization:	Delaware
Organizational ID Number:	3793530
Federal ID Number:	61-1469854
Principal Place of Business:	550 W. Texas, Suite 1300 Midland, Texas 79701

Attachment 3 - 1

Pledgor:	CONCHO LP LLC
State of Organization:	Delaware
Organizational ID Number:	3828143
Federal ID Number:	57-1209784
Principal Place of Business:	550 W. Texas, Suite 1300 Midland, Texas 79701

Pledgor:	COG REALTY LLC
State of Organization:	Texas
Organizational ID Number:	800411215
Federal ID Number:	84-1661959
Principal Place of Business:	550 W. Texas, Suite 1300 Midland, Texas 79701

Pledgor:	CONCHO ENERGY SERVICES LLC
State of Organization:	Texas
Organizational ID Number:	800570024
Federal ID Number:	74-3158759
Principal Place of Business:	550 W. Texas, Suite 1300 Midland, Texas 79701

Pledgor:	COG OIL & GAS LP
State of Organization:	Texas
Organizational ID Number:	800364536
Federal ID Number:	14-1913261
Principal Place of Business:	550 W. Texas, Suite 1300 Midland, Texas 79701

Attachment 3 - 2

EXHIBIT H
COUNTERPART AGREEMENT
     This COUNTERPART AGREEMENT, dated [                     ] (this “Counterpart Agreement”) is delivered pursuant to that certain Second Lien Credit Agreement, dated as of March 27, 2007 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CONCHO RESOURCES INC., as Borrower, CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party thereto, and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).
     Section 1. Pursuant to Section 6.12 of the Credit Agreement, the undersigned hereby:
          (a) agrees that this Counterpart Agreement may be attached to the Guaranty and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Guaranty and agrees to be bound by all of the terms thereof;
          (b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement, the Guaranty and each other Loan Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;
          (c) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with the Guaranty;
          (d) (i) agrees that this counterpart may also be attached to the Pledge Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge Agreement as if it were an original signatory thereto, (iii) grants to Administrative Agent for the benefit of each of the Lender Parties (as such term is defined in the Pledge Agreement) a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Pledge Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) agrees to deliver to the Administrative Agent supplements to all schedules and other attachments to the Pledge Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge Agreement; and
     Section 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the undersigned and the Administrative Agent. Any notice or other
Form of Pledge Agreement
Exhibit H

communication herein required or permitted to be given shall be given in pursuant to Section 5.4 of the Guaranty, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.
Form of Pledge Agreement
Exhibit H

     IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]
By:
Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED, as of the date above first written: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:
Form of Pledge Agreement
Exhibit H

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(continued)

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(continued)

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(continued)

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(continued)

Page

SCHEDULES
1.01	Security Instruments
2.01	Commitments and Applicable Percentages
5.06	Litigation
5.13	Subsidiaries, Other Equity Interests of the Borrower
7.01	Existing Liens
7.08	Affiliate Transactions
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Note
B	Compliance Certificate
C	Assignment and Assumption
D	Guaranty
E	Solvency Certificate
F	Mortgage (without exhibits)
G	Pledge Agreement
H	Counterpart Agreement

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